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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Micron

Micron Company Profile

Founded over 40 years ago on October 5, 1978

Headquartered in Boise, Idaho, USA

$23.4B
FY19 annual revenue

4th
Largest semiconductor company in the world*

40,000
Patents granted and growing*

18
Countries*

13
Manufacturing sites and 13 customer labs*

37,000
Team members*

*Micron data as of Aug. 29, 2019; Gartner Market Share: Semiconductors by End Market, Worldwide, 2018. (April 2019)

Media Inquiries
mediarelations@micron.com

Government Inquiries
govaffairs@micron.com

Investor Inquiries
investorrelations@micron.com

©2019 Micron Technology, Inc. All rights reserved. Micron and the Micron logo are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners. Products are warranted only to meet Micron's production data sheet specifications. Products and specifications are subject to change without notice. Rev. 10/19

It's All About Data

Data is today's new business currency, and memory and storage are emerging as strategic differentiators that will redefine how we extract value from data to learn, explore, communicate and experience.

Who We Are

For over 40 years, Micron's memory and storage solutions have been foundational to innovations that have transformed the world in countless ways. Our technology and expertise are core to computers that boot up in an instant and work harder and faster; mobile phones with brilliant screen resolution and longer battery life; and new business models that are disrupting entire industries faster than ever — such as entertainment, manufacturing and finance.

Our Vision

As a global leader in memory and storage solutions, we are transforming how the world uses information to enrich life by enabling technologies to collect, store and manage data with unprecedented speed and efficiency. We are accelerating the transformation of information into intelligence — inspiring the world to learn, communicate and advance faster than ever.

Our Commitment

Micron's dedication to employee health and safety, environmental quality, diversity and inclusion, and community engagement is part of our commitment worldwide. This dedication includes working toward building and maintaining sustainable operations, products, and supply chains around the globe. Through the Micron Foundation, we provide opportunities for learning and enrichment by sharing our resources and people in the communities where our team members live and work.

Global Product Portfolio

DRAM | NAND | 3D XPoint™ Memory | NOR | Solid-State Drives
Multichip Packages | Advanced Solutions | High-Bandwidth Memory (HBM)

Connect with us on micron.com

Fellow Micron Shareholders,

FY19 was a year of strong execution and progress for Micron. It was our second-best year for revenue, free cash flow, and earnings — despite a challenging pricing environment and industry oversupply. We improved our relative profitability and competitive position with significant advances in our product portfolio and technology capabilities. At the same time, we have been judicious with capital allocation. We took quick and decisive action to keep our own supply in check, continued to invest for the long-term, and returned $2.7 billion to shareholders through stock buybacks. We also earned a corporate investment grade rating for the first time in Micron's history. This resilient performance is evidence that Micron is stronger than ever.

Crisp execution against all components of our strategy is steadily improving Micron's competitive edge, better positioning us to weather down markets and capitalize on new opportunities. A few examples:

- **Customer-centered Product Excellence**
  One of the best examples of our portfolio advancements was our solid performance in mobile applications. We introduced new products during the year — like our market-leading LPDDR5 DRAM — that position us well for the 5G rollout in 2020. New products also strengthened our profitability: despite significantly lower market pricing, our FY19 mobile revenue was down only 3 percent from FY18's record-setting results. We also more than tripled managed NAND bit shipments year over year. The complex nature of multichip mobile memory packages makes them an excellent fit for Micron's broad portfolio of base memory technologies and our ability to integrate those products into high-performance, low-power solutions.

Crisp execution against all components of our strategy is steadily improving Micron's competitive edge, better positioning us to weather down markets and capitalize on new opportunities.

We remain keenly focused on moving our products into high-value markets, transforming our core technologies into value-added solutions that provide unique benefit to our customers.

- **Increasing High-Value Solutions**
  We remain keenly focused on moving our products into high-value markets, transforming our core technologies into value-added solutions that provide unique benefit to our customers. We are moving into 2020 with momentum. During the year, we announced several new SSDs that will enhance our ability to serve customers in enterprise and consumer markets. These new products will play an important role as we continue to shift our SSD portfolio to meet market demands and address the accelerating shift away from hard drives. They include Micron's first 3D XPoint SSD, which uses a custom controller to achieve industry-leading performance. Early samples have received enthusiastic customer feedback, and we look forward to developing this nascent market.

- **Advancing our Technology and Reducing Costs**
  We continue to invest in our future, developing advanced technology nodes and outpacing industry cost declines in both DRAM and NAND. Our efforts have put Micron in front: 1z nm memory is now the world's leading DRAM technology. We are also expanding cleanroom capacity and assembly facilities to enable technology node transitions and improve future efficiency and capability. In FY19, we finished fab cleanroom expansions in Singapore and Hiroshima, and we broke ground on cleanroom space in Taiwan and an SSD assembly center in Penang, Malaysia. Construction is also progressing well on our fab expansion in Manassas, Virginia, and we look forward to moving tools into that facility next year.

- **Focused Financial Management**
  We continue to manage our business with a focus on free cash flow and strengthening the company's balance sheet. Our execution, combined with this focus, has created a substantially stronger financial foundation for the company. This improved financial position ensures we can continue to invest in the business, increase value for shareholders, and take advantage of new opportunities when they arise.

While positive signs of industry recovery are emerging, including reductions in customer inventory levels, we remain cautiously optimistic about the pace of recovery in FY20. We are managing our business prudently during this period and are continuing with our output reductions in both NAND and DRAM. We believe our production plans, combined with rational behavior from our industry peers, will set the stage for renewed growth.

Long term, we see tremendous opportunity for memory and storage solutions to provide the high-speed data access and analytics that are essential to machine learning and artificial intelligence systems. As the 5G networks now coming online revolutionize automotive, manufacturing, smart-city and smart-home systems, they will drive a virtuous cycle of semiconductor demand and data growth. Micron is in the strongest position in our history, and we have a great team in place to address these new opportunities for secular growth. It is an incredibly exciting time to be in our industry, and I am energized to lead Micron's innovative and tenacious team into 2020.

Sincerely,

Sanjay Mehrotra
President and CEO

We see tremendous opportunity for memory and storage solutions to provide the high-speed data access and analytics that are essential to machine learning and artificial intelligence systems.

Notice of Fiscal 2019 Annual Meeting of Shareholders
January 16, 2020

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Fiscal 2019 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation, will be held on January 16, 2020, at 9:00 a.m., Pacific Standard Time, at our offices located at 130 Holger Way, San Jose, CA 95134-1376, for the purposes listed below. As used herein, "we," "our," "us," "the Company" and similar terms refer to Micron Technology, Inc., unless the context indicates otherwise.

1.
To elect seven directors to serve for the ensuing year and until their successors are elected and qualified;
2.
To approve on a non-binding basis the compensation of our Named Executive Officers as described in the Proxy Statement;
3.
To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2020; and
4.
To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on November 18, 2019 are entitled to receive notice of and to vote at the meeting and any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, during ordinary business hours for the ten-day period immediately preceding the date of the meeting, at our headquarters at 8000 South Federal Way, Boise, Idaho 83716-9632.

The Securities and Exchange Commission permits proxy materials to be furnished over the Internet rather than in paper form. Accordingly, unless otherwise requested, we are sending our shareholders a notice regarding the availability of this Proxy Statement, our Annual Report on Form 10-K for fiscal 2019 and other proxy materials via the Internet (the "Notice"). This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment, and reduces our printing and mailing costs. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Attendance at the Annual Meeting will be limited to shareholders and our guests. Shareholders may be asked to furnish proof of ownership of our Common Stock before being admitted to the meeting.

To ensure your representation at the meeting, you are urged to vote whether or not you attend the meeting. You may vote by telephone or electronically via the Internet. Alternatively, if you received a paper copy, you may sign, date and return the proxy card in the postage-prepaid envelope enclosed for that purpose. Please refer to the instructions included with the proxy card for additional details. Shareholders attending the meeting may vote in person even if they have already submitted their proxy, and any previous votes that were submitted by the shareholder, whether by Internet, telephone, or mail, will be superseded by the vote that such shareholder casts at the meeting.

By Order of the Board of Directors
Boise, Idaho	Joel L. Poppen
December 6, 2019	Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

Frequently Requested Information	Page

Auditor Fees	55
Beneficial Ownership Table	58
Board Leadership	4
CEO Pay Ratio	49
Compensation Consultant	21
Director Independence	4
Director Biographies	4
Director Skills	4
Director Tenure	4
Financial Performance	21
Pay-for-Performance	21
Peer Group	21
Perks	42
Related Party Transactions	15
Stock Ownership Guidelines	16

130 Holger Way
San Jose, California 95134-1376

PROXY STATEMENT
FISCAL 2019 ANNUAL MEETING OF SHAREHOLDERS
January 16, 2020
9:00 a.m. Pacific Standard Time

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Micron Technology, Inc. (the "Board"), for use at the Fiscal 2019 Annual Meeting of Shareholders to be held on January 16, 2020, at 9:00 a.m., Pacific Standard Time, or at any adjournment or postponement thereof (the "Annual Meeting"). The purpose of the Annual Meeting is set forth herein and in the accompanying Notice of Fiscal 2019 Annual Meeting of Shareholders. The Annual Meeting will be held at our offices located at 130 Holger Way, San Jose, California 95134-1376. Our telephone number is (208) 368-4000.

This Proxy Statement and related proxy card are first being distributed on or about December 6, 2019, to all shareholders entitled to vote at the meeting.

Shareholders can vote their shares using one of the following methods:

  •
  Vote through the Internet at www.proxypush.com/MU or www.proxyvote.com, depending on how you hold your shares, using the instructions included in the notice regarding the Internet availability of proxy materials, the proxy card or voting instruction card;

  •
  Vote by telephone using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;

  •
  Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or

  •
  Attend and vote at the meeting.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a paper proxy or voting instruction card. Unless you are planning to vote at the meeting, your vote must be received by 11:59 p.m., Eastern Standard Time, on January 15, 2020.

Record Date

Shareholders of record at the close of business on November 18, 2019 (the "Record Date") are entitled to receive notice of and to vote at the meeting.

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting in person or by delivering to us a written notice of revocation or another duly executed proxy bearing a date later than the earlier given proxy but prior to the date of the Annual Meeting.

Solicitation

We will bear the cost of solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by our directors, officers, and employees, without additional compensation, personally or by telephone or Internet. We intend to use the services of D.F. King & Co., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees paid by us for these services will be approximately $12,500.

Outstanding Shares

We have one class of stock outstanding, common stock, $0.10 par value per share (the "Common Stock"). As of the Record Date, 1,108,201,600 shares of Common Stock were issued and outstanding and entitled to vote.

Voting Rights and Required Vote

Under the Delaware General Corporation Law, our Restated Certificate of Incorporation and our Amended and Restated Bylaws ("Bylaws"), each shareholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters. The required quorum for the transaction of business at the Annual Meeting is a majority in voting power of shares of our Common Stock issued and outstanding on the Record Date and entitled to vote thereat, present in person or represented by proxy. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum. Broker non-votes will also be considered present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be included in the tabulation of the voting results with respect to voting results for the election of directors and other non-routine matters.

Shares held in a brokerage account or by another nominee are considered held in "street name" by the shareholder or "beneficial owner." A broker or nominee holding shares for a beneficial owner may not vote on matters relating to the election of directors or other non-routine matters unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. As a result, absent specific instructions, brokers or nominees may not vote a beneficial owner's shares on Proposals 1 and 2 and such shares will be considered "broker non-votes" for such proposals. Brokers or nominees may vote a beneficial owner's shares on Proposal 3.

Directors will be elected if the number of votes "FOR" a particular director exceeds the number of votes "AGAINST" that same director, with abstentions and broker-non votes not counted as a vote "FOR" or "AGAINST" that director's election. With respect to all other items of business, the "FOR" vote of a majority of the holder of the voting power of the shares of Common Stock present in person or represented by proxy is required in order for such matter to be considered approved by the shareholders. For such non-routine matters, abstentions will have the same effect as voting against such items of business, but broker non-votes will not be counted in the tabulation of results. For routine matters, abstentions will have the same effect as voting against such items of business, but broker non-votes will be counted in the tabulation of results.

Voting of Proxies

The shares of Common Stock represented by all properly executed proxies received by 11:59 P.M. Eastern Standard Time, on January 15, 2020 will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed proxy timely received by us, the shares

2  |  2019 Proxy Statement

of Common Stock represented thereby will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR a non-binding resolution to approve the compensation of our Named Executive Officers as described in this Proxy Statement, (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2020, and (iv) in the discretion of the proxy holders for such business which may properly come before the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS
  •
  All directors elected annually by a simple majority of votes cast

  •
  Independent Board Chairman

  •
  Six of seven director nominees are independent

BOARD RECOMMENDATION

Our Board of Directors is presenting seven nominees for election as directors at the Annual Meeting. Each of the nominees is currently a member of our Board and, other than Ms. Wright (who joined our Board in July 2019), was elected to our Board at the 2018 annual meeting of shareholders. Each director elected at the Annual Meeting will serve until our 2020 annual meeting of shareholders and until a successor is duly elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee is unable or unwilling for good cause to stand for election or serve as a director if elected, the persons named as proxies may vote for a substitute nominee designated by our existing Board of Directors, or our Board may choose to reduce its size.

VOTE REQUIRED FOR APPROVAL

Each director nominee will be elected as a director if such nominee receives the affirmative vote of a majority of the votes cast with respect to his or her election (in other words, the number of shares voted "FOR" a director must exceed the number of votes cast "AGAINST" that director).

If a nominee who is serving as a director is not elected at the Annual Meeting by the requisite majority of votes cast, Delaware law provides that the director would continue to serve on our Board of Directors as a holdover director. However, under our Bylaws, any incumbent director who fails to be elected must offer to tender his or her resignation to our Board. The Governance and Sustainability Committee will then make a recommendation to our Board on whether to accept or reject the resignation or whether other action should be taken. Our Board will act on the Governance and Sustainability Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the Board's or the Governance and Sustainability Committee's decision.

DIRECTOR RESIGNATION

Patrick J. Byrne has indicated that he will resign from our Board of Directors immediately prior to the upcoming Annual Meeting. As a result, Mr. Byrne will not be standing for re-election to the Board, and we will reduce the size of the Board to seven members. Mr. Byrne is currently a member of the Audit and Compensation Committees. Existing directors may be appointed to fill the vacancies on these committees upon Mr. Byrne's resignation from the Board. We appreciate Mr. Byrne's contributions to Micron and wish him success in his future endeavors.

4  |  2019 Proxy Statement

Nominees For Election

Board of Directors
Robert L. Bailey Independent
Professional Experience

▪

Interim Chief Executive Officer of Blue Willow Systems, Inc., a software as a service resident safety platform for senior living facilities, from August 2017 until August 2018.

▪

Chairman of the Board of Directors of PMC-Sierra, Inc. from 2005 until May 2011, also served as a director of PMC from October 1996 to May 2011 and was PMC's Chairman from February 2000 until February 2003 and Chief Executive Officer from July 1997 until May 2008.

▪

Within the past five years, Mr. Bailey also served on the Board of Directors of Entropic Communications.

Other Current Public Company Directorships

None

Board Skills, Qualifications, and Expertise

Mr. Bailey's experience as chief executive officer and director of a leading public technology company provides our Board expertise in the technology industry and also in corporate strategy, financial management, operations, marketing, and research and development, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Bailey to serve as a member of our Board of Directors.

Age 62 | Director Since 2007 | Committees Audit, Finance

Richard M. Beyer Independent
Professional Experience

▪

Chairman and Chief Executive Officer of Freescale Semiconductor, Inc. from 2008 through June 2012; director from 2008 to 2013.

▪

Prior to Freescale, Mr. Beyer was President, Chief Executive Officer and a director of Intersil Corporation from 2002 to 2008.

▪

Mr. Beyer previously served in executive management roles at FVC.com, VLSI Technology, and National Semiconductor Corporation, and served three years as an officer in the United States Marine Corps.

▪

Within the past five years, Mr. Beyer served on the Board of Directors of Microsemi Corporation and Analog Devices, Inc.

Other Current Public Company Directorships

▪

Chairman, Dialog Semiconductor

Board Skills, Qualifications, and Expertise

Mr. Beyer's experience as the Chief Executive Officer and a director at leading technology companies provides our Board expertise in the technology industry and also in corporate strategy, financial management, operations, marketing, and research and development, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Beyer to serve as a member of our Board of Directors.

Age 71 | Director Since 2013 | Committees Compensation, Governance and Sustainability (Chair)

Board of Directors
Steven J. Gomo Independent
Professional Experience

▪

Executive Vice President, Finance and Chief Financial Officer from October 2004 until his retirement in December 2011, and Senior Vice President, Finance and Chief Financial Officer from August 2002 to September 2004 at NetApp, Inc., a storage and data management company.

▪

Within the past five years, Mr. Gomo served on the Board of Directors of SanDisk Corporation and NetSuite, Inc.

Other Current Public Company Directorships

▪

Nutanix, Inc.

▪

Enphase Energy, Inc.

Board Skills, Qualifications, and Expertise

Mr. Gomo's experience as the CFO of a public technology company provides our Board expertise in the technology industry, particularly in the areas of finance, accounting, treasury, investor relations, and securities, which contribute valuable insights and perspectives to our business and operations. We believe these experiences, qualifications, attributes, and skills qualify Mr. Gomo to serve as a member of our Board of Directors.

Age 67 | Director Since 2018 | Committees Audit (Chair), Finance

Mary Pat McCarthy Independent
Professional Experience

▪

Vice Chair of KPMG LLP, the US member firm of the global audit, tax, and advisory services firm, from July 1998 until her retirement in December 2011. Ms. McCarthy joined KMPG in 1977, became a partner in 1987, and held numerous senior leadership positions with the firm during her tenure.

▪

Within the past five years, Ms. McCarthy served on the Board of Directors of Andeavor and Mutual of Omaha.

Other Current Public Company Directorships

▪

Palo Alto Networks, Inc.

Board Skills, Qualifications, and Expertise

Ms. McCarthy's experience advising numerous companies on financial and accounting matters as a Certified Public Accountant (ret.) provides our Board deep technical expertise in financial and accounting matters, and contributes valuable insights and perspectives to our business and operations. We believe these experiences, qualifications, attributes, and skills qualify Ms. McCarthy to serve as a member of our Board of Directors.

Age 64 | Director Since 2018 | Committees Audit, Finance (Chair)

6  |  2019 Proxy Statement

Board of Directors
Sanjay Mehrotra Chief Executive Officer
Professional Experience

▪

Mr. Mehrotra has served as Micron's President, Chief Executive Officer, and Director since May 2017.

▪

Prior to that, Mr. Mehrotra co-founded and led SanDisk Corporation as a start-up in 1988 until its eventual sale in May 2016, serving as its President and Chief Executive Officer from January 2011 to May 2016 and as a member of its Board of Directors from July 2010 to May 2016.

▪

Within the past five years, Mr. Mehrotra served as a member of the Board of Directors for Cavium, Inc. and Western Digital Corp.

Other Current Public Company Directorships

None

Board Skills, Qualifications, and Expertise

Mr. Mehrotra has 39 years of experience in the semiconductor memory industry, and as a co-founder of SanDisk, he offers a unique perspective on the industry and has significant senior leadership and technological expertise. In addition, Mr. Mehrotra's experience provides our Board expertise in finance, corporate development, corporate governance, and business strategy, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Mehrotra to serve as a member of our Board of Directors.

Age 61 | Director Since 2017 | Committees Finance

Robert E. Switz Independent, Chairman of the Board
Professional Experience

▪

Chairman, President, and Chief Executive Officer of ADC Telecommunications, Inc., a supplier of network infrastructure products and services, from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions.

▪

Within the past five years, Mr. Switz served on the Board of Directors of GT Advanced Technologies Inc., Broadcom Corporation, Cyan, Inc., Pulse Electronics Corporation, Leap Wireless International, Inc., and Gigamon, Inc.

Other Current Public Company Directorships

▪

Marvell Technology Group Ltd.

▪

FireEye, Inc.

Board Skills, Qualifications, and Expertise

Appointed Chairman of Micron's Board of Directors in 2012, Mr. Switz's experience as Chief Executive Officer and Chairman of a leading technology company and history and leadership on Micron's Board provide the Board expertise in the technology industry as well business operations, finance, corporate development, corporate governance, and management, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Switz to serve as a member of our Board of Directors.

Age 73 | Director Since 2006 | Committees Compensation (Chair), Governance and Sustainability

Board of Directors
MaryAnn Wright Independent
Professional Experience

▪

Group Vice President of Engineering and Product Development of Johnson Controls International ("JCI") from 2013 to 2017. Ms. Wright also served as Vice President and General Manager for Johnson Controls' Hybrid Systems business and as CEO of Johnson Controls-Saft from 2007 to 2009.

▪

Prior to joining JCI, Ms. Wright was EVP Engineering, Sales and Program Management at Collins & Aikman from 2006 to 2007.

▪

Prior to that, Ms. Wright held several executive positions at Ford Motor Company, including Chief Engineer, from 2003 to 2005, and Director of Sustainable Mobility Technologies and Hybrid and Fuel Cell Vehicle Programs from 2004 to 2005.

Other Current Public Company Directorships

▪

Group1 Automotive Inc.

▪

Maxim Integrated

▪

Delphi Technologies

Board Skills, Qualifications, and Expertise

Ms. Wright's extensive experience in, and knowledge of, the automotive industry, public board experience and her expertise in vehicle, advance powertrain, and energy storage system technologies, provide our Board expertise in the technology industry as well as business operations, finance, corporate development, corporate governance, and management, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Ms. Wright to serve as a member of our Board of Directors.

Age 57 | Director Since 2019 | Committees Governance and Sustainability

There are no family relationships between any of our directors or executive officers.

The Board of Directors recommends voting "FOR" approval of the nominees listed above.

8  |  2019 Proxy Statement

Director Nominations and Board Refreshment

Nomination Process

The Governance and Sustainability Committee regularly reviews the appropriate size and composition of the Board, including by anticipating vacancies and required expertise for the effective oversight of the Company. In evaluating the existing Board and any desired characteristics of potential nominees, the Governance and Sustainability Committee considers the knowledge, experience, integrity, and judgment of the candidates, their contribution to the diversity of backgrounds, experience and skills on the Board, and their ability to devote sufficient time and effort to their duties as directors. The Governance and Sustainability Committee considers the following experience particularly relevant: experience in the semiconductor industry or related industries; strong business acumen and judgment; excellent interpersonal skills; business relationships with key individuals in industry, government, and education that may be of significant assistance to us and our operations; familiarity with accounting rules and practices; and "independence" as defined and required by the Listing Rules of the Nasdaq Stock Market LLC ("Nasdaq") and relevant rules and regulations of the Securities and Exchange Commission ("SEC"). The Governance and Sustainability Committee then recommends the best candidates to the Board.

When the Board of Directors decides to add directors to the Board, the Governance and Sustainability Committee works with a third party executive search firm to assist them in identifying and evaluating potential candidates.

Although the Governance and Sustainability Committee has not established specific diversity guidelines, the Board seeks to maintain a balance of perspectives, qualities, and skills on the Board to obtain a diversity of viewpoints to better understand the technical, economic, political, and social environments in which we operate and to enhance Micron's performance. Accordingly, the Governance and Sustainability Committee takes into account the personal characteristics, experience, and skills of current and prospective directors, including gender, race, and ethnicity, to ensure that our Board comprises a broad range of perspectives, and measures success by the range of viewpoints represented on the Board.

Shareholder Recommendations of Director Candidates

Our Bylaws permit shareholders to nominate directors at an annual meeting of shareholders or at a special meeting at which directors are to be elected. A shareholder may recommend a director candidate to the Governance and Sustainability Committee by delivering a written notice to our Corporate Secretary at our principal executive offices and including the following in the notice: the name and address of the shareholder as they appear on our books or other proof of share ownership; the number of shares of our common stock beneficially owned by the shareholder as of the date the shareholder gives written notice; a description of all arrangements or understandings between the shareholder and the director candidate and any other person(s) pursuant to which the recommendation or nomination is to be made by the shareholder; the name, age, business address, and residence address of the director candidate and a description of the director candidate's business experience for at least the previous five years; the principal occupation or employment of the director candidate; the number of shares of our common stock beneficially owned by the director candidate; the consent of the director candidate to serve as a member of our Board of Directors if appointed or elected; and any other information required to be disclosed with respect to a director nominee in solicitations for proxies for the election of directors pursuant to applicable rules of the SEC.

The Governance and Sustainability Committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of our Board of Directors. Shareholders recommending candidates for consideration by our Board in connection with the next annual meeting of shareholders should submit their written recommendation no later than one hundred twenty (120) calendar days in advance of the date of our Proxy Statement released in connection with the previous year's annual meeting of shareholders. The Governance and Sustainability Committee will evaluate director candidates recommended by shareholders for election to our Board in the same manner and using the same criteria as it uses for any other director candidate. If the Governance and Sustainability Committee determines that a shareholder-recommended candidate is suitable for membership on our Board of Directors, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of shareholders.

Proxy Access

In 2018, the Board amended our Bylaws to permit up to 20 shareholders owning in the aggregate at least 3% of the Company's outstanding common stock continuously for at least three years to nominate and include shareholder-nominated director candidates in our proxy materials for annual meetings of shareholders. A shareholder, or group of not more than 20 shareholders (collectively, an "eligible shareholder"), meeting specified eligibility requirements is generally permitted to nominate the greater of (i) two director nominees or (ii) 20% of the number of directors on our Board. Use of the proxy access process to submit shareholder nominees is subject to additional eligibility, procedural, and disclosure requirements set forth in Section 11 of our Bylaws. A copy of our Bylaws can be found on the Corporate Governance page of our website at www.micron.com and is available in print upon request to corporatesecretary@micron.com.

Other Director Nominations

Shareholders who wish to nominate a person for election as a director in connection with an annual meeting of shareholders (as opposed to making a recommendation to the Governance and Sustainability Committee as described above) and who do not intend for the nomination to be included in our proxy materials pursuant to the proxy access process described above must comply with the advance notice requirement set forth in Section 11 of our Bylaws.

Board Refreshment

The Board of Directors believes that periodic Board refreshment can provide new experiences and fresh perspectives to our Board and is most effective if it is sufficiently balanced to maintain continuity among Board members that will allow for the sharing of historical perspectives and experiences relevant to our Company. Our Board seeks to achieve this balance through its director succession planning process and director retirement policy, as well as in response to the annual Board and individual director assessment process discussed below.

In July 2019, our Board appointed Ms. MaryAnn Wright as a director. Ms. Wright brings valuable insights and experience to our Board, including extensive experience in and knowledge of the automotive industry and a deep technical background. With Ms. Wright's appointment, and the appointment of Ms. McCarthy and Mr. Gomo in 2018, our Board refreshed its composition while maintaining institutional knowledge with directors of varying lengths of tenure. The Governance and Sustainability Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board.

Retirement Policy

Our Corporate Governance Guidelines specify a mandatory retirement age of 75 for members of our Board and provide that committee chairs serve for no more than five years, but give the Board discretion, in each case, to waive the requirement annually on a case-by-case basis.

The Board's Role and Responsibilities

Shareholder Engagement

We are committed to engaging with our shareholders and soliciting their views and input on important performance, executive compensation, governance, environmental, social, human capital management, and other matters.

  •
  Our directors periodically engage directly with our shareholders by participating in shareholder outreach.

10  |  2019 Proxy Statement

  •
  Members of our management team, together with our investor relations and legal teams, maintain an active dialogue with shareholders throughout the year to obtain their input on key matters, and keep our management and Board informed about the issues that matter most to our shareholders.

  •
  The Compensation Committee and Governance and Sustainability Committee routinely review our executive compensation design and governance practices and policies, with an eye towards continual improvement and enhancements. Our investor relations team updates the Board concerning shareholder input on these issues, allowing the Board and its committees to take shareholder input into account when setting pay and governance practices.

While our discussions with investors covered a variety of topics in fiscal 2019, such discussions primarily focused on environmental and social issues, including diversity and culture at the Company, recent developments and enhanced disclosure in our 2019 Sustainability Report, Board composition and refreshment efforts (including the recent additions to our Board), and executive compensation philosophy and program design.

Diversity, Equality and Inclusion

We believe our people are our most important resource and a critical driver of our competitive advantage, and that our best innovation springs from our team members' diverse experiences, perspectives, and backgrounds. Our Board of Directors considers the creation and maintenance of a diverse and inclusive environment to be a crucial element of the Company's business strategy, including effectively addressing customer, shareholder, and other stakeholder needs, and believes each Micron hire is an opportunity to enhance the competencies, skills, talent, experience, and perspectives in our Company with diverse perspectives, backgrounds, and viewpoints. The Board has tasked the Company's management team with taking a proactive approach to diversity, equality and inclusion, and periodically reviews our programs and processes to ensure continual improvement. Please see our 2019 Diversity and Inclusion Report, available at micron.com/DEI, for more information concerning these efforts. Our Diversity, Equality and Inclusion efforts, and the information at or accessible through our website, are not part of or incorporated by reference into this Proxy Statement.

Corporate Social Responsibility and Sustainability

We believe that a commitment to corporate sustainability and supporting our global community is a critical part of our mission to deliver innovative solutions that accelerate our customers' success and address stakeholder concerns. Our Board of Directors considers corporate responsibility and sustainability issues an integral part of its business oversight, and has encouraged a proactive approach toward mitigating our impact on the environment, supporting our team members and the communities in which they live, driving transparency and accountability in our supply chain, and developing products that support a sustainable future. We have developed and are executing on a sustainability strategy in response to these issues.

We strive to make a positive impact on our employees, the communities in which we operate, and the planet, as well as our customers' sustainability performance, by focusing on three key strategies: operating thoughtfully, empowering people, and sourcing responsibly. We report annually on our progress in these efforts. Our 2019 Sustainability Report, available at micron.com/sustainability, includes more details about the ways we are committed to sustainable practices and supporting our global community. Our Corporate Responsibility and Sustainability efforts, and the information at or accessible through our website, are not part of or incorporated by reference into this Proxy Statement.

Risk Assessment and Mitigation

We operate in a dynamic economic, social, and political landscape, making structured and conscientious risk management more important than ever. Our Board reviews and oversees our Enterprise Risk Management ("ERM") program, which is a unified approach to risk management that helps us achieve a shared understanding of risks and make informed business decisions. This approach enhances our capability to address future events that create uncertainty and respond in an efficient and effective manner. It also ensures prompt resolution of identified risks and embeds risk management into our culture.

The Board has delegated primary oversight of our ERM process to the Audit Committee, which conducts reviews of our risk assessment and ERM policies as described below, including overseeing the management of risks related to cybersecurity, financial reporting, and compliance. Other Board committees provide additional insights into our ERM program in the areas of their core competencies, and report to the Board regularly on matters relating to the following specific areas of risk the committees oversee:

  •
  The Compensation Committee oversees management of risks relating to our compensation plans and programs.

  •
  The Finance Committee oversees the Company's strategies for management of significant financial risks and contingent liabilities.

  •
  The Governance and Sustainability Committee oversees risks associated with Board of Directors' governance and director independence.

ERM Process

We designed our ERM program to clearly identify risk management roles and responsibilities, bring together senior management to discuss risk, promote visibility and constructive dialogue, and facilitate risk response and mitigation strategies. The Audit Committee plays a key role in this process, and the full Board conducts periodic reviews.

  •
  As an initial step, our risk advisory services team meets periodically with business unit and functional area heads to identify significant financial and nonfinancial risk exposures, including cybersecurity, and to develop risk mitigation measures and contingency plans.

  •
  After we collect data from stakeholders throughout the Company, our risk advisory services leadership team summarizes the results of these meetings and creates a consolidated risk profile.

  •
  Risk advisory services leaders then review this risk profile with our senior management, seeking input and agreement on mitigation and response strategies. This process is iterative, and repeats as risks are added to, or are removed from, the ERM program.

  •
  Risk advisory services leaders attend quarterly Audit Committee meetings, where the Audit Committee reviews our risk profile and mitigation and response strategies, as well as our progress toward minimizing identified risks. This process repeats for the full Board on a semi-annual basis.

  •
  After incorporating input from the Audit Committee and/or the full Board, our risk advisory services team designs our internal audit strategies and plans to minimize the impact of the risks identified.

Compensation Risks

The Compensation Committee reviews our compensation programs annually and has concluded that our compensation policies and practices are not reasonably likely to create situations that would have a material adverse effect on us. In conducting this assessment, we reviewed our compensation programs to determine if the programs' provisions and operations create undesired or unintentional risk of a material nature. We also reviewed the results of our findings with our outside compensation consultant. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk-control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, and risk-control. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout, and the controls on participant action and payout. In most cases, our compensation policies and practices are centrally designed and administered and are substantially the same across the Company. Certain internal groups have different or

12  |  2019 Proxy Statement

supplemental compensation programs tailored to their specific operations and goals, and programs may differ by country due to variations in local laws and customs.

Board Processes and Policies

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all our directors, officers, and employees. A copy of our Code of Business Conduct and Ethics is available at www.micron.com and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics will also be posted on our website within four business days of the amendment or waiver as required by applicable rules and regulations of the SEC and the Listing Rules of the Nasdaq.

Board Self-Evaluation

The Governance and Sustainability Committee oversees the Board's ongoing and annual assessments of its effectiveness, including the effectiveness of its committees and directors. All directors complete an evaluation form for the Board and for each committee on which they serve. These forms include ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas directors believe the Board can improve or in which its performance is strong. Evaluation topics include number and length of meetings, topics covered and materials provided, committee structure and activities, Board composition and expertise, succession planning, director participation and interaction with management, and promotion of ethical behavior. Our Board considers the results when making decisions on the structure and responsibilities of our Board and its committees, agendas and meeting schedules for our Board and its committees, and changes in the performance or functioning of our Board.

Board Structure

Director Independence

The Board of Directors has determined that directors Byrne, Bailey, Beyer, Gomo, McCarthy, Switz, and Wright qualify as independent directors. In determining the independence of our directors, the Board of Directors has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of Nasdaq. None of these directors have a relationship with us, other than any relationship that is categorically not material under the guidelines referenced above. See "Certain Relationships and Related Transactions."

Board of Directors Leadership Structure

Mr. Switz has served as our independent Chairman of the Board of Directors since February 2012. We do not have a fixed policy on whether the roles of Chairman and Chief Executive Officer should be separate or combined. The Board's decision is based on our and our shareholders' best interests under the circumstances existing at the time. In his role as Chairman, Mr. Switz oversees meetings of the independent directors and acts as a liaison between the independent directors and Chief Executive Officer.

Board of Directors Meetings and Committees

Our Board of Directors held six meetings during fiscal 2019. The Board of Directors met in Executive Session (meetings in which only non-employee directors are present) five times during fiscal 2019. In fiscal 2019, the Board of Directors had a standing Audit Committee, Compensation Committee, Finance Committee, and Governance and Sustainability Committee. During fiscal 2019, the Audit Committee met nine times, the Compensation Committee met six times, the Finance Committee met four times, and the Governance and Sustainability Committee met four times. In addition to formal committee meetings, the chair of each committee engaged in regular discussions with management regarding various issues relevant to their respective committees. All incumbent directors attended 75% or more of the total number of meetings of the Board of

Directors during fiscal 2019. All incumbent directors who served on the Audit, Compensation, Finance, and Governance and Sustainability Committees attended 75% or more of the total number of committee meetings during fiscal 2019. We encourage director attendance at the Annual meeting of Shareholders and all members of our Board of Directors were present at the Fiscal 2018 Annual Meeting of Shareholders.

The Audit, Compensation, Finance, and Governance and Sustainability Committees each have written charters that comply with SEC and Nasdaq rules relating to corporate governance matters. Copies of the committee charters as well as our Corporate Governance Guidelines are available at www.micron.com and are also available in print upon request to corporatesecretary@micron.com. The Board of Directors has determined that all the members of the Audit, Compensation, and Governance and Sustainability Committees satisfy the independence requirements of applicable SEC laws and the Listing Rules of Nasdaq for such committees.

Audit Committee

Ms. McCarthy and Messrs. Bailey, Byrne, and Gomo currently serve on the Audit Committee. During fiscal 2019, Mses. Johnson and McCarthy, and Messrs. Bailey, Byrne, Gomo, and Switz served on the Audit Committee (Ms. Johnson served until her resignation from the Board in January 2019). Mr. Gomo has served as the Chair of the Audit Committee since January 2019. The Board of Directors has determined that all Audit Committee members qualify as an "audit committee financial expert" for purposes of the rules and regulations of the SEC and that each of these members are sufficiently proficient in reading and understanding our financial statements to serve on the Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in overseeing and monitoring:

  •
  the integrity of our financial statements;

  •
  the adequacy of our internal controls and procedures;

  •
  the performance of our internal audit function;

  •
  the performance of our Independent Registered Public Accounting Firm;

  •
  the qualifications and independence of our Independent Registered Public Accounting Firm; and

  •
  our compliance with legal and regulatory requirements.

The Audit Committee is also responsible for preparing the Audit Committee report that is included in our annual Proxy Statement. See "Report of the Audit Committee of the Board of Directors." The complete duties and responsibilities of the Audit Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Compensation Committee

Messrs. Beyer, Byrne, and Switz currently serve on the Compensation Committee of the Board of Directors. During fiscal 2019, Messrs. Beyer, Byrne, Mondry, and Switz served on the Compensation Committee (Mr. Mondry served until his resignation from the Board in January 2019). Mr. Switz has served as the Chair of the Compensation Committee since January 2019. The Board has determined that all Compensation Committee members qualify as "non-employee directors" as defined under Rule 16b-3, promulgated under section 16 of the Exchange Act, as amended. The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers. See the "Compensation Discussion and Analysis" and the "Compensation Committee Report" for information regarding how the Compensation Committee sets executive compensation levels. The Compensation Committee has authority to delegate any of its responsibilities to a subcommittee as it may deem appropriate in its judgment. The complete duties of the Compensation Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

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Finance Committee

Ms. McCarthy and Messrs. Bailey, Gomo, and Mehrotra currently serve on the Finance Committee. During fiscal 2019, Mses. Johnson and McCarthy, and Messrs. Bailey, Gomo, Mehrotra, and Mondry served on the Finance Committee (Ms. Johnson and Mr. Mondry served until their resignations from the Board in January 2019). Mr. Mehrotra joined the Finance Committee when he became our President and CEO in May 2017. Ms. McCarthy has served as the Chair of the Finance Committee since January 2019. The Finance Committee represents and assists the Board of Directors in discharging its responsibilities with respect to oversight of our capital structure, debt and equity offerings, capital return program, cash management and investments, risk management related to hedge and derivative instruments, and insurance. The complete duties of the Finance Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Governance and Sustainability Committee

Ms. Wright and Messrs. Beyer and Switz currently serve on the Governance and Sustainability Committee. During fiscal 2019, Ms. Wright, and Messrs. Bailey, Beyer, and Switz served on the Governance and Sustainability Committee. Mr. Beyer has served as Chair of the Governance and Sustainability Committee since July 2018. The responsibilities of the Governance and Sustainability Committee include assisting the Board of Directors in discharging its duties with respect to the following:

  •
  the identification and selection of nominees to our Board of Directors;

  •
  director compensation;

  •
  oversight and monitoring of the development and integration of material social and environmental strategies;

  •
  the development of our Corporate Governance Guidelines; and

  •
  the annual evaluations of the Board of Directors and its committees.

The complete duties and responsibilities of the Governance and Sustainability Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Executive Sessions and Communications with the Board of Directors

Mr. Switz has been the independent Chairman of our Board of Directors since February 2012. As part of his duties as Chairman, Mr. Switz chairs Executive Session meetings of our Board of Directors. Shareholders and interested parties wishing to communicate with our Board of Directors may contact Mr. Switz at chairman@micron.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are reviewed by our Board of Directors. Related parties include our directors and officers, their family members and affiliates, and certain beneficial owners. In cases where the related party is a director or an affiliate of a director, that director does not participate in the review of the proposed transaction. In reviewing a proposed related party transaction, the Board of Directors considers all the relevant facts and circumstances of the transaction, such as (i) the nature and terms of the transaction, (ii) the dollar value of the transaction, (iii) whether the terms of the transaction are at least as favorable as they would have been if a related party was not involved, (iv) the business reasons for the transaction, (v) whether the transaction would result in an improper conflict of interest, and (vi) the effects of the transaction on the ongoing relationship between us and the related party. Other than as noted below, there were no related party transactions in excess of $120,000 for fiscal 2019 and through November 18, 2019.

We purchased various equipment and maintenance parts from Tektronix for approximately $990,000 during the beginning of fiscal 2019 through March 2019. Mr. Byrne served as the President of Tektronix, a subsidiary of Fortive Corporation, from July 2014 through March 2019.

DIRECTOR COMPENSATION

The Governance and Sustainability Committee oversees the setting of compensation for our non-employee members of the Board of Directors. Each year, the Governance and Sustainability Committee works with our compensation consultant to review and evaluate director compensation for the ensuing fiscal year, in light of prevailing market conditions and to attract, retain, and reward qualified non-employee directors. The compensation consultant gathers and reviews market data for non-employee directors from the same Compensation Peer Group used to evaluate officer compensation. For a discussion concerning the companies that comprised our Compensation Peer Group, please see "Executive Compensation and Related Information – Compensation Discussion and Analysis." Upon completion of its review and evaluation, the Governance and Sustainability Committee recommended that the Board of Directors make no changes to director compensation for fiscal 2020.

Elements of Director Compensation

Annual Retainer and Committee Chair Remuneration

Non-employee directors are entitled to receive an annual retainer of $125,000 in fiscal 2019. Pursuant to our 2008 Director's Compensation Plan (the "DCP"), which operates as a sub-plan of the Amended and Restated 2007 Equity Incentive Plan (the "2007 Plan"), non-employee directors may elect to take some or all of their annual retainer in the form of cash, shares of Common Stock, or deferred rights to receive Common Stock upon termination as a director. Employee directors receive no additional or special remuneration for their service as directors.

Set forth below are the amounts directors are entitled to receive for their service as committee chair or Chairman of the Board of Directors for fiscal 2020 and 2019:

Audit Committee Chair	$35,000
Compensation Committee Chair	30,000
Finance Committee Chair	20,000
Governance and Sustainability Committee Chair	20,000
Chairman of the Board of Directors	150,000

Except for the foregoing, directors do not receive any additional or special cash remuneration for their service on any of the committees established by the Board of Directors. We reimburse directors for travel and lodging expenses, if any, incurred in connection with attendance at Board of Directors' meetings.

Equity Award

Non-employee directors receive an annual equity award. Since fiscal 2007, the equity award has been exclusively in the form of restricted stock. The "targeted value" for the annual non-employee director equity award is established each year by the Board of Directors following discussions with our compensation consultant and has been set at $250,000 since fiscal 2015. The number of restricted shares awarded to each non-employee director is determined by dividing the applicable targeted value by the Fair Market Value of a share of our Common Stock, as defined under our equity plans. For purposes of our equity plans, "Fair Market Value" is the closing price of our Common Stock on the last market-trading day prior to the date of grant. The restrictions on the shares awarded in fiscal 2019 lapse for 100% of such shares on the first anniversary of the date of grant (the "Vesting Period"). Notwithstanding the foregoing, the restrictions will lapse for 100% of such shares in the event a director reaches the mandatory retirement age or retires from the Board of Directors during the Vesting Period having achieved a minimum of three years of service with the Board of Directors prior to the effective date of their retirement, or upon a director's death or disability.

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Fiscal 2019 Director Compensation

The following table details the total compensation earned by our non-employee directors in fiscal 2019.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Robert L. Bailey	$125,000	$250,018	$375,018
Richard M. Beyer	145,000	250,018	395,018
Patrick J. Byrne	125,000	250,018	375,018
Steven Gomo	131,405	218,432	349,837
Mercedes Johnson	68,384	250,018	318,402
Mary Pat McCarthy	122,080	218,432	340,512
Lawrence N. Mondry	58,886	250,018	308,904
Robert E. Switz	293,651	250,018	543,669
MaryAnn Wright	20,833	41,214	62,047
(1)
Mr. Byrne elected to defer his cash compensation for calendar year 2019 under our 2008 Director Compensation Plan, under which cash compensation in the amount of $83,333 will be settled by issuing 2,048 shares of our Common Stock over a period of five years, on the anniversaries of the date Mr. Byrne terminates his service on our Board. Amounts for Mr. Gomo and Ms. McCarthy represent fees earned from October 16, 2018, the date they joined the Board, to August 29, 2019. Ms. Wright's amount represents fees from July 1, 2019, the date she joined the Board, to August 29, 2019. Amounts for Ms. Johnson and Mr. Mondry represent fees earned up to their resignations on January 16, 2019.

(2)
On October 16, 2018, each of Messrs. Bailey, Beyer, Byrne, Mondry, Switz, and Ms.Johnson was granted 5,905 shares of restricted stock with a grant date fair value of $250,018 ($42.23 per share). On October 16, 2018, each of Mr. Gomo and Ms. McCarthy was granted 5,159 shares of restricted stock with a grant date fair value of $218,432 ($42.23 per share). On July 1, 2019, Ms. Wright was granted 1,068 shares of restricted stock with a grant date fair value of $41,214 ($38.59 per share). For information on the restrictions associated with these awards, see "Elements of Director Compensation – Equity Award" above.

Stock Ownership Guidelines

We have established stock ownership guidelines for our directors. The minimum ownership guideline for directors is to hold shares with a value equal to five times their annual retainer. The minimum ownership guideline for our CEO is to hold shares with a value equal to five times his base salary. Directors are given five years to meet the ownership guidelines. The Governance and Sustainability Committee reviews the Ownership Guidelines annually and monitors each person's progress toward, and continued compliance with, the guidelines. Stock sales restrictions may be imposed upon directors if the stock ownership guidelines are not met. All our directors are in compliance with the guidelines.

The following table shows non-employee director compliance with the guidelines as of the Record Date:

Director	Guideline Multiplier	Guideline Amount	Compliance with Guideline

Robert L. Bailey	5	$625,000	Yes
Richard M. Beyer	5	625,000	Yes
Patrick J. Byrne	5	625,000	Yes
Steven J. Gomo	5	625,000	(1)
Mary Pat McCarthy	5	625,000	(1)
Robert E. Switz	5	625,000	Yes
MaryAnn Wright	5	625,000	(1)
(1)
Mr. Gomo and Ms. McCarthy have until October 16, 2023 to meet the guidelines because they first joined the Board in 2018. Ms. Wright has until July 1, 2024 to meet the guidelines because she first joined the Board in 2019.

Please refer to page 41 for information on the stock ownership guidelines for our Named Executive Officers, including Mr. Mehrotra.

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EXECUTIVE COMPENSATION AND RELATED INFORMATION

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")

PROPOSAL DETAILS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement in the "Compensation Discussion & Analysis" section on page 21. We seek your advisory vote and ask that you indicate your support for the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

This "say-on-pay" proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement. At our fiscal 2017 Annual Meeting of Shareholders, our shareholders voted to have an annual advisory vote on say-on-pay and in accordance with the results of this vote, the Board of Directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of shareholder votes on the compensation of executives, which is occurring at the fiscal 2023 Annual Meeting of Shareholders.

At our annual meeting of shareholders held in January 2019, 89% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. See "Consideration of the Fiscal 2018 Advisory Vote on Executive Compensation" on page 23.

Please read the Compensation Discussion & Analysis for information necessary to inform your vote on this proposal.

BOARD RECOMMENDATION

The Board of Directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 21 and the tabular and other disclosures on executive compensation beginning on page 42, and cast a vote "FOR" the following resolution:

"Resolved, that shareholders approve, on an advisory basis, the compensation of Micron's Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement."

The say-on-pay vote is required by Section 14A of the Exchange Act (15 U.S.C. 78n-1) and is advisory and therefore not binding on us, the Compensation Committee, or the Board of Directors. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there may not be an opportunity for us to revisit these decisions. However, the Board of Directors and Compensation Committee value the opinions of our shareholders and will consider the results of the say-on-pay vote and any other feedback from shareholders in its evaluation of our compensation program as it believes to be appropriate.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the voting power of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2 is required to approve the non-binding advisory vote on the compensation of our named executive officers.

While this vote is nonbinding on our Company and our Board of Directors, and will not be construed as overruling a decision by our Company or our Board or creating or implying any additional fiduciary duty for our Company or our Board, our Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for named executive officers under our executive compensation program.

20  |  2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis presents material information helpful or necessary to understand the objectives and policies of our compensation program for executive officers and the compensation reported in the tables that follow. This discussion focuses on the compensation awarded to, earned by, and paid to the following individuals:

  •
  Sanjay Mehrotra, our President and Chief Executive Officer;

  •
  David A. Zinsner, our Senior Vice President and Chief Financial Officer;

  •
  Manish Bhatia, our Executive Vice President, Global Operations;

  •
  Scott J. DeBoer, our Executive Vice President, Technology and Products; and

  •
  Sumit Sadana, our Executive Vice President and Chief Business Officer.

Throughout this discussion, the foregoing individuals are referred to as our "Named Executive Officers."

Executive Summary

Fiscal 2019 Highlights

  •
  Despite a challenging industry environment, we achieved the second-best year in our history for revenue and earnings:

    o
    $23.4 billion in revenue (compared to $30.4 billion in fiscal 2018);
    o
    $6.3 billion in GAAP net income attributable to Micron, or $5.51 earnings per diluted share (compared to $14.1 billion and $11.51, respectively, in fiscal 2018).

  •
  We repurchased 67 million shares of our outstanding common stock for $2.7 billion under our authorized buyback program.

  •
  We ended fiscal 2019 with $9.2 billion of cash, marketable investments, and restricted cash.

  •
  We continued to improve our profitability relative to our peers, by reducing our cost structure, increasing our mix of high-value solutions, and enhancing customer engagement and go-to-market strategy:

    o
    DRAM:
      ▪
      Our DRAM cost per bit declines led the industry and exceeded our internal plans;
      ▪
      We began mass production and volume shipments of the industry's first 1Znm products, giving the Company feature size leadership for DRAM; and
      ▪
      We are making good progress migrating more of our production to leading-edge nodes–we entered fiscal 2019 with more than half of our bit production on 20nm or older nodes, and ended the fiscal year with approximately three-quarters on 1Xnm and beyond, with a meaningful portion on 1Ynm.

    o
    NAND:
      ▪
      Our NAND cost declines continued to outpace industry;
      ▪
      We increased 96-layer 3D NAND as a portion of our mix;
      ▪
      We achieved our first yielding dies using replacement gate ("RG") technology, further reducing the risk for our RG transition; and
      ▪
      We announced the grand opening of our Singapore cleanroom expansion in August 2019, which will enable the transition of our existing NAND wafer capacity to future generations of 3D NAND technology.

      o
      3D XPoint:
        ▪
        We made solid progress with our 3D XPoint product development, which allowed us to launch initial products shortly into fiscal 2020.

Total Shareholder Return ("TSR")

The following chart shows our relative TSR data as compared to the median of our Compensation Peer Group.

The information presented is based on closing prices on or nearest August 29 for each period presented above and represents annualized rates of return reflecting price appreciation plus reinvestment of dividends and the compounding effect of dividends paid, if any, on reinvested dividends.

Compensation Highlights

  •
  In October 2018, the Compensation Committee set compensation levels and performance goals for fiscal 2019 based on a review of financial results, projections, individual contributions, strategic objectives, Market Data (as defined below), and market conditions.

  o
  The following pay mix, based on target amounts, was established for our Chief Executive Officer and other Named Executive Officers (on average) for fiscal 2019:

22  |  2019 Proxy Statement

    o
    Our Named Executive Officers are eligible to earn short-term incentive awards pursuant to our Executive Officer Performance Incentive Plan ("EIP"). The Compensation Committee selected performance goals for our Named Executive Officers based on their correlation to the creation of shareholder value and their alignment with our strategic objectives.

      ▪
      For fiscal 2019, the Compensation Committee established goals tied to profitability and the achievement of certain technology, product, cost, and customer milestones. Please see "Fiscal 2019 Executive Compensation – Fiscal 2019 Short-Term Incentive Goals" for additional detail concerning these goals.

    o
    We used a mix of 50% time-based restricted stock and 50% performance-based restricted stock units for our fiscal 2019 long-term equity incentives.

    o
    The metrics for our performance-based restricted stock units include percentage of sales as high value solutions, free cash flow, and company valuation. In addition, there is a technology product engineering sample and product qualification sample adder goal associated with the free cash flow and high-value solutions goals. The free cash flow and high-value solutions goals have a three-year measurement period. The company valuation goal has a two-year measurement period plus an additional year of time-based vesting.

  •
  CEO Compensation

  o
  Mr. Mehrotra's base salary, target long-term equity incentive opportunity, and target short-term incentive target were all increased for fiscal 2019.

  o
  For fiscal 2019, Mr. Mehrotra's base salary, target short-term incentive target, and target long-term incentive opportunity were at the 75th percentile of the Compensation Peer Group.

Consideration of the Fiscal 2018 Advisory Vote on Executive Compensation

At the Fiscal 2018 Annual Meeting of Shareholders on January 17, 2019, in our annual advisory vote on executive compensation, 89% of the shares voted in support of the compensation of our Named Executive Officers. The Compensation Committee appreciates and values the views of our shareholders. In considering the results of the fiscal 2018 advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our executive officers and our overall executive pay practices have strong shareholder support and have been effective in implementing our stated compensation philosophy and objectives. The Compensation Committee recognizes that executive pay practices and governance principles continue to evolve. Consequently, the Compensation Committee intends to continue to seek the advice and counsel of its compensation advisors. Our shareholders may communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board of Directors. Please refer to "Executive Sessions and Communications with the Board of Directors" on page 15 for information about communicating with the Board of Directors.

Oversight of the Executive Compensation Program

Each year, the Compensation Committee, advised by its independent compensation consultant, undertakes a rigorous process to review our executive compensation program and determine executive compensation in the context of our pay-for-performance philosophy. The Compensation Committee believes a substantial portion of our executive compensation should be incentive-based, and focused on long-term performance to help ensure that the interests of our executive officers are aligned with those of our shareholders. Our primary long-term objective is to drive sustainable value creation for our shareholders by attracting, retaining, developing, and motivating a diverse group of top executive talent through a comprehensive and market-competitive executive compensation program. The Compensation Committee reviews and approves the goals and objectives used to determine executive compensation, evaluate performance in light of such goals and objectives, and determine and approve compensation levels based on that evaluation.

The Compensation Committee annually engages an outside compensation consultant. The Compensation Committee also works closely with our CEO with respect to the determination of compensation of other officers. A more complete description of the Compensation Committee's responsibilities is provided in the Compensation Committee's Charter approved by the Board of Directors, which can be found on our website, www.micron.com. A more complete description of the role of the CEO and our compensation consultant in the compensation process is described later in this Compensation Discussion and Analysis. Additional information regarding our compensation consultant, the specific activities they undertake for us, and their fees can be found under "Compensation-setting Process and the Determination of Compensation Levels" on page 26.

Our Compensation Principles

WHAT WE DO	WHAT WE DON'T DO

Pay for performance by requiring that a substantial portion of our executives' compensation be earned based on performance goals

Link our compensation program to our long-term corporate growth strategy and key drivers of sustainable shareholder value creation

Use a mix of objective performance measures, cash- and equity-based components, and short- and long-term incentive opportunities that hold our executive officers accountable for executing on our long-term strategy

Engage an independent compensation consultant to evaluate and advise the Compensation Committee on our compensation program design and pay decisions for our executive officers

Cap maximum payout levels under our incentive plans

Maintain a compensation recoupment ("clawback") policy that provides for recoupment of incentive compensation paid to current and former executives in the event of an accounting restatement due to material noncompliance

Maintain executive stock ownership guidelines

Provide limited perquisites

No special retirement benefits other than participation in our retirement plans on the same basis as other employees

No tax gross-ups for change in control pay

No repricing of options or stock appreciation rights without prior shareholder approval

No "single-trigger" vesting for awards granted after August 25, 2016

No pledging or hedging activities involving our stock

24  |  2019 Proxy Statement

Pay-for-Performance Philosophy

Our compensation philosophy for executive officers is based on the belief that the interests of our executives should be closely aligned with our long-term performance and sustainable value creation for our shareholders. To support this philosophy, a large portion of each executive officer's compensation is placed "at risk" and linked to the accomplishment of specific financial and operational performance goals that we expect will lead to increased long-term value creation for our shareholders. The table below summarizes the key elements of the compensation that applied to our Named Executive Officers in fiscal 2019 relative to our pay-for-performance philosophy.

Highlights of Our Pay-for-Performance Approach

•

A substantial majority of the compensation available for executives is performance-based and delivered in the form of equity in order to more closely align management and shareholder interests

•

Market Data forms the basis of our compensation targets, with differentiation based on individual factors such as nature of the role, proficiency in the role, sustained performance over time, and importance to our leadership succession plans

•

Incentive awards require achievement of critical financial and operating goals and are primarily measured against objective metrics that we believe result in the creation of sustainable value for our shareholders

•

Actual, realized compensation is designed to fluctuate and be commensurate with changes in shareholder value over time

•

Performance-based equity, measured by internal and external metrics ultimately aimed at driving shareholder value, comprises a significant portion of our long-term incentives

•

The Compensation Committee reviews our pay-for-performance compensation arrangements annually, with input from our CEO and advice from the Compensation Committee's independent compensation consultant

•

Individual performance assessment is based on numerous factors, including among others: contribution to business results and company performance; completion of objectives; behavior consistent with the highest standard of integrity, ethics and company values; and commitment to sustainability and diversity, equality and inclusion programs and initiatives

Targeting "Reasonable" and "Competitive" Pay

We believe that offering a compensation package that is "reasonable" and "competitive" with what our executives could otherwise obtain in the market, and especially from companies within our Compensation Peer Group, enables us to attract, motivate, reward, and retain qualified individuals and to meet our overall objective of increasing shareholder value. Our Compensation Peer Group consists of companies that we believe are especially likely to be our competitors for executive talent and is discussed further in "Market Data Defined" below. We determine what would be "reasonable" and "competitive" compensation based upon an analysis of the Market Data, recommendations of our compensation consultant, and our historical experience.

Reasonable

The Compensation Committee generally considers the Market Data median to be "reasonable," but could deviate from such benchmark based on certain factors, such as:

  •
  differences in position and level of responsibility among officers, both in absolute terms and relative to our other officers and as compared to similarly situated officers within the Compensation Peer Group;

  •
  past and anticipated contributions;

  •
  technical expertise;

  •
  Company performance;

  •
  applicable business unit performance; and

  •
  length of service and/or experience, both in absolute terms and relative to our other officers and as compared to officers within the Compensation Peer Group.

The semiconductor industry is highly volatile. Market Data, which is a compilation of data from many companies provided by our compensation consultant as further described below, may change dramatically from year to year and can evolve as compensation practices change, executives retire or are replaced with less experienced and lower-paid executives, goals are achieved or not achieved resulting in varying payouts, participants in proprietary surveys change, and the completeness or accuracy of compensation data improves or deteriorates. Accordingly, what may have been the median or within a "reasonable" range of competitiveness in one year, may be higher or lower for the next. For this reason, even though the Compensation Committee generally uses the Market Data median as its benchmark and guiding principle, officer compensation may vary, above or below the median, or a range from the median, year over year.

Competitive

We believe, including based on advice from our compensation consultant, that a competitive compensation package will address and measure compensation practices for executive positions with respect to three primary elements of compensation:

  •
  base compensation (salary);

  •
  short-term incentive compensation (cash bonus programs); and

  •
  long-term incentive compensation (stock options, time-based restricted stock and performance-based restricted stock units).

We do not require that a particular element comprise a set portion of the total compensation mix. We do believe, however, that a significant portion of the compensation should be variable (such as performance-based incentives and incentives tied to the performance of the Company and its stock) as compared to fixed (such as base salary), and that such variable compensation aligns executives' interests with those of our shareholders. Additionally, although the Compensation Committee reviews total direct compensation (which is the sum of base salary, short-term incentive, and long-term incentive compensation) for each of our Named Executive Officers, it does not have a fixed objective with respect to such total direct compensation. The Compensation Committee's philosophy is to use incentive pay opportunities as a way to ensure we are able to attract and retain top talent, rather than base salary.

Compensation-setting Process and the Determination of Compensation Levels

The Compensation Committee reviews the compensation of our executive officers on an annual basis and sets compensation levels at the beginning of each fiscal year. As part of this process, the Compensation Committee reviews our financial results for the year just ended, projections for future periods, our strategic business plan and the Market Data provided by our compensation consultant. The Compensation Committee also works with our CEO to establish performance goals that further our strategic objectives.

Engagement of Compensation Consultant

The Compensation Committee annually engages a compensation consultant to provide a comprehensive review of executive compensation matters. Our compensation consultant provided the Compensation Committee with information for our officers on cash and non-cash compensation elements and historical and trend payment data.

The Compensation Committee has established procedures intended to keep our compensation consultant's advice to the Compensation Committee objective and free of influence from our management. These procedures include: a direct reporting relationship to the Compensation Committee; a provision in the

26  |  2019 Proxy Statement

Compensation Committee's engagement letter with the compensation consultant specifying what information, data, and recommendations can be shared with management; and an annual update to the Compensation Committee on the compensation consultant's relationship with us, including a summary of the work performed for us during the preceding 12 months. For fiscal 2019, the specific activities undertaken by the compensation consultants for the Compensation Committee included:

  •
  review non-employee director compensation;

  •
  review the Compensation Peer Group (as defined in the Compensation Discussion and Analysis) and recommend any changes to its members;

  •
  benchmark total target direct compensation and its components (salary, target short-term incentives, and target long-term incentives) of our officers using several data sources;

  •
  evaluate our historical pay-for-performance relationship;

  •
  review the metrics and targets associated with the annual short-term incentives and long-term incentive plans;

  •
  review the proposed equity grants for executives, along with vesting recommendations;

  •
  assist with a risk assessment of our compensation practices;

  •
  review a draft of the Compensation Discussion and Analysis component of our proxy statement disclosure; and

  •
  attend the Compensation Committee meetings in which executive compensation matters are discussed.

Meridian Compensation Partners, LLC ("Meridian") was our compensation consultant through March 20, 2019 and Compensia, Inc. ("Compensia") was our compensation consultant for the remainder of fiscal 2019. We paid Meridian and Compensia a total of $149,750 and $44,873, respectively, in fiscal 2019 for services provided. Each of Meridian and Compensia provided services related exclusively to the executive and non-employee director compensation consulting work performed for the Compensation Committee and for the Governance and Sustainability Committee.

The Compensation Committee considered the independence of our compensation consultants in light of SEC rules and the Listing Rules of Nasdaq. The Compensation Committee received a letter from each compensation consultant addressing its independence, including the following factors: (i) other services provided to us by them; (ii) fees paid by us as a percentage of their total revenue; (iii) policies or procedures maintained by them that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (v) whether the individual consultants involved in the engagement owned shares of our Common Stock; and (vi) any business or personal relationships between our executive officers and them or the individual consultants involved in the engagement. The Compensation Committee concluded that there were no conflicts of interest with our compensation consultants.

"Market Data" Defined

Each year, our Compensation Committee, with assistance from the management team (including our CEO) identify a group of peer companies for the Compensation Committee to use as benchmarks when setting target pay levels. The Compensation Committee considers industry, degree of business match (i.e., semiconductor or electronics manufacturing), and comparability of revenue size when selecting these peer companies, which we refer to as our "Compensation Peer Group." With input and advice from our compensation consultant, the Compensation Committee reviews our Compensation Peer Group annually, to ensure that it reflects industry or economic changes, such as changes in business strategies, operations, product lines, revenues, or availability of information. Each company in our Compensation Peer Group has an industry segment of semiconductor and semiconductor equipment, electronic equipment, instruments, and components or electrical equipment. The companies comprising our Compensation Peer Group generally have revenue between 20% to 250% of the Company's revenue and have a high degree of business match. We believe our Compensation Peer Group is comprised of companies with which we are likely to compete for executive talent.

For fiscal 2019, our Compensation Peer Group was as follows:

Advanced Micro Devices, Inc.	Applied Materials, Inc.
Broadcom Limited	Corning Incorporated
Danaher Corporation	Eaton Corporation
Emerson Electric Co.	Intel Corporation
Lam Research Corporation	Medtronic
NVIDIA Corporation	QUALCOMM Corporation
Seagate Technology	TE Connectivity Ltd.
Texas Instruments Incorporated	Thermo Fisher Scientific, Inc.
Western Digital Corporation

Compensation Peer Group Data

Our compensation consultant gathers data from the proxy statements published by our Compensation Peer Group and from published compensation surveys. The relevant survey and Compensation Peer Group data for fiscal 2019, each as discussed below, were weighted equally by the Compensation Committee and are collectively referred to throughout this discussion as the "Market Data."

When collecting and assessing market compensation data, we collect data based on job descriptions first. This permits the Compensation Committee to match positions held by our executives with those of our Compensation Peer Group and, as described more fully below, deviate from benchmarked data based on the factors described earlier. If we are not able to match positions to a reasonable number of companies within the Compensation Peer Group, we look to the rank of the person involved and match ranks, e.g., our highest paid officer is ranked to the highest paid officer at each company within the Compensation Peer Group.

Survey Data

Survey data may vary from year to year. For fiscal 2019, our compensation consultant used the Radford Global Technology Survey and information obtained from public filings by the Compensation Peer Group. We believe these surveys are particularly relevant for high-technology companies given the high level of participation by such companies in the survey.

Compensation-Setting Process

Our compensation consultant reviews the most recent available data and identifies the Market Data values for the 25th, 50th (i.e., median), and 75th percentile with respect to each position or rank, then compares our compensation data, both as to elements and amounts to be paid or potential value to be delivered, with that of the Market Data and reports its findings to the CEO and the Compensation Committee. Our CEO works with our compensation consultant by providing our financial data with respect to the most-recently completed fiscal year. The CEO also reviews projected financial results for the current fiscal year and our strategic business plan. The CEO makes suggestions as to base salary, recommends a potential set of company-wide and/or business unit metrics and targets for the current fiscal year with respect to short-term incentives, and offers suggestions as to long-term incentive compensation for the executive officers other than himself. He makes no recommendations as to his own level of compensation. The Compensation Committee reviews the Market Data, discusses the Market Data with the CEO and with the compensation consultant, discusses individual officer performance based on input from the CEO and, without the CEO present, discusses the CEO's own performance for the most-recently completed fiscal year and anticipated performance for the current year. The Compensation Committee uses the Market Data and the deliberations to determine whether our compensation is competitive and reasonable as described above and whether, and to what extent, the Compensation Committee believes it would be appropriate to deviate from the Market Data and competitive practices. Following this deliberation, the Compensation Committee exercises its business judgment to certify the payment of compensation based on the financial results for the most-recently completed fiscal year, and approves the compensation for the current fiscal year, including the metrics and targets for the current year.

28  |  2019 Proxy Statement

Components of our Executive Compensation Program

As illustrated in the table below, our executive compensation program is designed to focus on the longer-term and performance-based components of target compensation.

Compensation Component*	Characteristics	Purpose	Determining Factors

	• Fixed Compensation	• Compensates executives for performing day-to-day job responsibilities • Attracts, develops, and retains highly-qualified executive talent • Maintains stable management team	• Market Data median sets baseline • Adjusted for executive's contributions, experience, performance, and length of service

• Variable, performance-based cash compensation • Percentage of executive's base salary

•

Provides performance-based, incentive cash awards for outstanding performance at the individual, business-unit, and/or company-wide level

•

Encourages accountability by rewarding achievement of specific performance goals

•

Focuses executives on achievement of near-term financial and operational objectives

•

Promotes long-term company success and drives shareholder value

• Market Date median forms baseline • Annual, pre-determined goals set by the Compensation Committee — Net income target — Achievement of certain technology, product, cost, and customer milestones

Long Term Incentive Pay

•

Variable, performance-based equity compensation

•

Three-year performance period (except company valuation goal: 2 year performance period + 1 year time-based vesting)

•

Earned amount "banked" each year of the performance period

•

50% of total banked PRSU vests at end of year 2, remaining and/or incremental vests at end of year 3

		• Creates direct, specific alignment with shareholders' interests by focusing executives on long-term value creation through the achievement of key operational milestones and stock price performance	• Goals set by the Compensation Committee — Percentage of sales as high value solutions — Free cash flow — Company valuation — Adder for 3D XPoint business

	• Variable, performance-based equity compensation • Vests ratably over 3 years	• Provides alignment with shareholder interests by focusing executives on long-term value creation • Provides retention value	• Value based on stock price

* The percentages shown for each of the compensation components in the table above are presented based on base salary, target annual STI award, and the annual LTI awards (at the target award values approved by the Compensation Committee) granted to our CEO (on the left) and averaged for all other Named Executive Officers, excluding our CEO (on the right).

Fiscal 2019 Executive Compensation

Fiscal 2019 Base Salaries

At the completion of fiscal 2018, Market Data showed that the base salaries of Messrs. Zinsner, Bhatia, DeBoer, and Sadana were below the 50th percentile for their positions or ranks, and the base salary of Mr. Mehrotra was at the 60th percentile for his position or rank. The Compensation Committee decided to increase the base pay for each of our Named Executive Officers to be more competitive with the base salaries offered by peer companies. The following table shows our Named Executive Officers' fiscal 2019 salaries as compared to fiscal 2018.

Executive Officer	Fiscal 2019 Base Salary	Base Salary % Change From Fiscal 2018

Sanjay Mehrotra	$1,300,000	8%
David A. Zinsner	635,000	2%
Manish Bhatia	665,000	5%
Scott J. DeBoer	560,000	8%
Sumit Sadana	715,000	6%

Fiscal 2019 Short-Term Incentive Awards

We provided annual short-term incentive cash awards to our executive officers pursuant to the EIP. The EIP was last approved by our shareholders in January 2018. The purpose of the EIP is to attract, retain, and reward qualified executives who are important to our success by providing performance-based, incentive cash awards for outstanding performance at the individual and/or company-wide level. In fiscal 2019, the Compensation Committee set the short-term incentive "opportunity" ("Target Award") for each Named Executive Officer in terms of a specified percentage of such officer's base salary.

The target incentive amounts payable under the EIP for achievement of the fiscal 2019 goals are shown in the columns "Estimated Future Payouts under Non-Equity Incentive Plan Awards" of the "Grants of Plan-Based Awards in Fiscal 2019" table. All goals were established with threshold (50%), target (100%), and maximum (200%) payout levels, with the threshold, target, and maximum payouts requiring a significant level of execution and effort and no assurance of goal achievement.

Target Awards established for fiscal 2019 for our Named Executive Officers, as a percentage of base salary, were measured against the Market Data median, as part of the Compensation Committee's efforts to make such opportunities "Reasonable" as described above. Though the Market Data median is instructive, the Compensation Committee also considers the other factors described under the section labeled "Reasonable" above when determining Target Awards for our Named Executive Officers. For fiscal 2019, the following Target Awards were established, and were unchanged from fiscal 2018 (except for Mr. Mehrotra, whose target was increased from 150% to 200% and for Mr. DeBoer, whose target was increased from 90% to 100%):

Executive Officer	% of Base Salary

Sanjay Mehrotra	200%
David A. Zinsner	100%
Manish Bhatia	100%
Scott J. DeBoer	100%
Sumit Sadana	110%

30  |  2019 Proxy Statement

The Compensation Committee established a profitability goal and five operational metrics for evaluating performance in fiscal 2019:

  •
  Profitability;
  •
  Achievement of certain product milestones (including sales of certain NAND and DRAM products as a percentage of total sales);
  •
  Execution to, and acceleration of, our technology roadmap (objective criteria/milestones related to NAND, DRAM and 3D XPoint products);
  •
  Continued increases in our cost competitiveness (costs as measured against the Company's fiscal 2019 plan);
  •
  Collaboration with our customers (as measured by Customer Business Review scores); and
  •
  Responsiveness to/support of our customers (including quality scores provided by customers).

The Compensation Committee chose these metrics and their linkage to our business and results of operations because they believed:

  •
  performance against these metrics enhances shareholder value and rewards operational excellence that positions the Company for better long-term performance;
  •
  a balanced weighting limits the likelihood of rewarding executives for taking excessive risk;
  •
  including a target encourages the pursuit of profitable revenue and strong margins; and
  •
  using different measures avoids paying for the same performance twice.

Shortly after the fiscal year concluded, the Compensation Committee reviewed and determined the Company's performance against these corporate metrics, applied the percentage of achievement to plan and weighted the results according to the weightings established at the beginning of the year. After applying this formula, the Compensation Committee considered each Named Executive Officer's performance over fiscal 2019 and established a final EIP payout for fiscal 2019. Our Named Executive Officers received EIP bonuses in the following amounts in fiscal 2019:

Executive Officer	% of Target Achieved	Bonus Paid

Sanjay Mehrotra	140%	$3,640,000
David A. Zinsner	105%	666,750
Manish Bhatia	140%	931,000
Scott J. DeBoer	140%	784,000
Sumit Sadana	140%	1,101,100

Fiscal 2019 Long-Term Equity Incentives

We believe long-term incentive compensation should be tied to our success and promote increases in shareholder value. Accordingly, performance-based restricted stock unit awards are a significant component of our executive compensation program. We believe these awards are especially aligned with shareholders' interests as their value is dependent upon the achievement of key operational milestones or stock price performance. To help retain executives, we also grant time-based restricted stock awards. The Compensation Committee reviews peer data related to the mix and types of long-term incentive awards and works with its independent compensation consultant to determine the allocation and type of performance- and time-based awards to grant each fiscal year.

In setting fiscal 2019 compensation, the Compensation Committee changed the mix of long-term equity incentives for our Named Executive Officers to a higher percentage of performance-based restricted stock units ("PRSUs"). The fiscal 2019 mix was 50% performance-based restricted stock and 50% time-based restricted stock. The fiscal 2018 mix was 25% options, 45% restricted stock, and 30% PRSUs for all Named Executive Officers other than Mr. Zinsner, whose awards were a mix of 50% options and 50% restricted stock (as part of his compensation package set upon his hire in February 2018). The Compensation Committee believes that increasing the mix of PRSUs further emphasizes the strong pay-for-performance philosophy underlying the executive compensation program.

In determining the amount of the long-term equity incentive awards for our Named Executive Officers, the Compensation Committee reviewed Market Data and information provided by Mr. Mehrotra related to the other officers' performance and his recommendation as to the amount of their awards. For information on Mr. Mehrotra's long-term equity incentive, please see the discussion below on CEO compensation. The following table shows the value of our Named Executive Officers' fiscal 2019 long-term equity incentives:

Executive Officer	Fiscal 2019 Long- Term Equity Incentives(1)

Sanjay Mehrotra	$12,000,000
David A. Zinsner	3,000,000
Manish Bhatia	3,800,000
Scott J. DeBoer	3,000,000
Sumit Sadana	4,400,000
(1)
Reflects target grant-date fair value.

We have not, and do not plan to time the grant of long-term incentive awards (or the award or payment of any other compensation) with the release of material, non-public information. Historically, long-term incentive awards have been made in the first quarter of the fiscal year with the exact grant date corresponding with the date of the meeting of the Compensation Committee. Historically, long-term incentive grants to the Named Executive Officers are approved by the Compensation Committee on the same day as the grants to other executive officers. For purposes of our equity plans, fair market value is defined as the closing price as quoted on Nasdaq for the last market-trading day prior to the date of grant.

Performance-based RSUs Granted in Fiscal 2019

PRSUs support the Compensation Committee's desire to link realized value to the achievement of critical financial and operational objectives and ensure shareholder alignment. In fiscal 2019, awards of PRSUs ("2019 PRSU Awards") comprised 50% of the target value of awards granted to our Named Executive Officers. 2019 PRSU Awards are eligible to be earned (or "banked") during the three-year period covering fiscal years 2019, 2020, and 2021, except for awards tied to company valuation, which are eligible to be banked during the two-year period covering fiscal years 2019 and 2020 (the "Performance Period") based upon results against performance metrics set at the beginning of the Performance Period.

Banking of Shares

The actual number of PRSUs that will be banked and become eligible to vest pursuant to a 2019 PRSU Award is determined by reference to the target number of PRSUs subject to the 2019 PRSU Award and the payout factor that results from actual performance versus pre-established performance metrics (each, a "Payout Factor").

2019 PRSU Awards are awarded based on the achievement of milestones in the following categories:

  •
  percentage of sales as high value solutions (35% weight);

  •
  free cash flow (40% weight);

  •
  company valuation (25% weight); and

  •
  an "Adder" (see definition below) for stretch goals based on 3D XPoint milestones.

32  |  2019 Proxy Statement

Performance is measured by a threshold, target, and a maximum payout for each performance category. Awards do not bank unless performance meets or exceeds the threshold established for each category. When performance results in achievement above the threshold and between performance levels, the applicable Payout Factor will be determined based on straight line interpolation.

Determination of Payout

Achievement levels with respect to the Payout Factor applicable to a 2019 PRSU Award are measured at the end of each applicable fiscal year of the Performance Period. No later than 60 days after the end of each fiscal year in the Performance Period (the "Certification Date"), our Compensation Committee determines and certifies the resulting Payout Factors as set forth above. PRSUs that are earned become "Banked PRSUs."

In addition, the 2019 Payout Factors with respect to high-value solutions and free cash flow may be increased as a result of an adder upon achievement of 3D XPoint stretch milestones that the Compensation Committee believes represent significant progress in the development of next-generation products that will enhance long-term shareholder value (an "Adder").

Vesting

PRSUs do not vest under the 2019 PRSU Award until the Certification Date that immediately follows the end of fiscal year 2020, when 50% of the then-unvested Banked PRSUs (for the avoidance of doubt, inclusive of any PRSUs becoming Banked PRSUs as of such Certification Date) will vest. Remaining Banked PRSUs and/or incremental PRSUs that become Banked PRSUs will vest as of the Certification Date that immediately follows the end of fiscal year 2021.

Cap on PRSU Earning and Vesting

The number of PRSUs that may be earned under all 2019 PRSU Awards (taken together) during the Performance Period will not exceed two times the aggregate target number of PRSUs covered by all of a Named Executive Officers' 2019 PRSU Awards (the "2x Limit"). As a result, our Named Executive Officers' ability to earn and vest any PRSUs is capped at the 2x Limit. Additionally, the maximum award of PRSUs may not exceed 5,000,000 shares of our Common Stock in any one calendar year to any one participant, as provided in the applicable equity incentive plan.

Fiscal 2019 PRSUs Achievement

In October 2019, the Compensation Committee reviewed the Company's performance relative to the 2019 Performance Metrics, applied the applicable 2019 Payout Factors, determined that the Company had achieved an Adder milestone related to execution to 3D XPoint stretch goals, and certified that the following shares had been banked under the 2019 PRSU Award:

2019 Performance Metric	Shares Banked for Fiscal 2019 Performance(1)

High-value Solutions (35% weight)	—
3D XPoint Adder	35,735
Free Cash Flow (40% weight)	—
3D XPoint Adder	40,841
Company valuation (25% weight)	116,094

192,670

(1)
Actual PRSUs banked by our Named Executive Officers were as follows:

Executive Officer	Shares Banked for Fiscal 2019 Performance	Shares Vested for Fiscal 2019 Performance

Sanjay Mehrotra	88,245	—
David A. Zinsner	22,062	—
Manish Bhatia	27,945	—
Scott J. DeBoer	22,062	—
Sumit Sadana	32,356	—

	192,670	—

Achievement of Performance-based RSUs Granted in Fiscal 2018

In fiscal 2018, awards of PRSUs ("2018 PRSU Awards") comprised 30% of the target value of awards granted to our Named Executive Officers, except with respect to Mr. Zinsner, who received a mix of 50% options and 50% time-based restricted stock as part of his new hire package. 2018 PRSU Awards are eligible to be earned during the three-year period covering fiscal years 2018, 2019, and 2020 based on results against two-year performance metrics plus a one-year service period.

2018 PRSU Awards are awarded based on the achievement of milestones in the following categories:

  •
  DRAM technology ramp;

  •
  NAND technology ramp; and

  •
  Company valuation.

In October 2019, the Compensation Committee reviewed the Company's performance relative to the performance milestones set forth in the 2018 PRSU Award and certified that the following shares had been banked under the 2018 PRSU Award for the fiscal 2019 period:

2018 Performance Metric	Shares Banked for Fiscal 2019 Performance(1)

DRAM technology ramp (25% weight)	—
NAND technology ramp (25% weight)	—
Company valuation (50% weight)	116,454

116,454

(1)
Actual PRSUs banked by our Named Executive Officers were as follows:

Executive Officer	Shares Banked for Fiscal 2019 Performance	Shares Vested for Fiscal 2019 Performance(2)

Sanjay Mehrotra	57,366	—
Manish Bhatia	21,800	—
Scott J. DeBoer	14,342	—
Sumit Sadana	22,946	—

	116,454	—

(2)
Subject to continued employment through fiscal 2020.

34  |  2019 Proxy Statement

Time-Based RSUs

Time-based restricted stock units ("RSUs") support retention and are linked to shareholder value and ownership. Annual RSUs vest ratably over three years from the date of grant, subject to continued employment. In fiscal 2019, RSUs comprised 50% of the target value of long-term incentive awards granted.

Other Fiscal 2019 Employee Benefits

We provide a competitive level of time-off, health, life, disability, and retirement benefits to substantially all employees. The Named Executive Officers participate in the same plans as our other employees. Executive perquisites are minor in scope and amount, and are not considered to be material elements of compensation.

CEO Compensation

The following charts show one-year relative TSR data, three-year relative TSR data, and CEO compensation for us and our Compensation Peer Group. The information presented in the one-year TSR chart below is based on closing prices of our Common Stock on August 29, 2018, and August 29, 2019, and represents the rates of return of our Common Stock reflecting price appreciation plus reinvestment of any dividends and the compounding effect of any dividends paid on reinvested dividends. The information presented in the three-year TSR chart below is based on closing prices of our Common Stock on August 29, 2016, and August 29, 2019, and represents the rates of return of our Common Stock reflecting price appreciation plus reinvestment of any dividends and the compounding effect of any dividends paid on reinvested dividends.

One-Year TSR for 2019 Ranked Peer Comparison

Three-Year TSR for 2019 Ranked Peer Comparison

36  |  2019 Proxy Statement

The CEO pay information presented in the chart below represents peer compensation data via proxy statements presented to the Compensation Committee in July 2018. The 50th percentile presented in the charts below represents total target direct compensation (i.e. the sum of base salary, target short-term incentive, and target long-term incentive compensation).

2018 CEO Pay Ranked Peer Comparison

The Compensation Committee considered this data (except for fiscal 2019 TSR since Mr. Mehrotra's compensation was set early in fiscal 2019) and Market Data in setting Mr. Mehrotra's total target direct compensation for fiscal 2019.

Mr. Mehrotra's compensation is comprised of the following elements:

Base Salary

Mr. Mehrotra's base salary for fiscal 2019 was $1,300,000. Market Data showed that Mr. Mehrotra's base salary was at the 75th percentile for CEOs in our Compensation Peer Group.

Short-Term Incentive

Mr. Mehrotra's short-term incentive target was 200% of his base salary for fiscal 2019. Market Data showed that a short-term incentive of 200% of base salary was at the 75th percentile for CEOs in our Compensation Peer Group.

Long-Term Equity Incentive

Mr. Mehrotra's long-term equity incentive opportunity for fiscal 2019 was $12,000,000. Mr. Mehrotra's equity awards were comprised of 50% time-based restricted stock and 50% performance-based restricted stock units. Market Data showed that Mr. Mehrotra's long-term equity incentive was at the 75th percentile for our Compensation Peer Group.

The following table sets forth the elements and amounts of Mr. Mehrotra's long-term incentive awards:

Awards	Number of Options/ Shares(1)	Grant Date Fair Value(1)

Fiscal 2019
Time-based Restricted Stock	141,710	$6,000,001
Performance-based Restricted Stock Units(2)	132,868	5,999,962

	274,578	$11,999,963

(1)
Information related to Mr. Mehrotra's long-term incentive award is also included in the "Grants of Plan-Based Awards in Fiscal 2019" table. The time-based share amounts are listed in the column "All Other Stock Awards: Number of Shares of Stock or Units," and the performance-based share amounts are listed in the column "Estimated Future Payouts under Equity Incentive Plan Awards." The values included in those tables reflect the grant-date fair value under US GAAP.
(2)
Mr. Mehrotra banked 88,245 shares based on achievement of the 2019 Performance Metrics. Please see "–Fiscal 2019 Executive Compensation–Fiscal 2019 Long-Term Equity Incentives" above.

Other Compensation

The Compensation Committee agreed to reimburse Mr. Mehrotra for commuting expenses, and federal, state, and other income taxes resulting from imputed income related to his commuting expenses. See footnote 7 to the Fiscal 2019 Summary Compensation Table for additional information.

Severance and Change in Control Arrangements

Severance Agreements

President and Chief Executive Officer

At the time of his hire, we entered into an executive agreement with Mr. Mehrotra (the "Executive Agreement") providing for severance benefits in certain circumstances. The Executive Agreement provides that if Mr. Mehrotra's employment is terminated (i) as result of his death or "disability," (ii) by us without "cause" or (iii) as a result of Mr. Mehrotra's resignation for "good reason," then in addition to receiving his accrued base salary, accrued vacation pay, and other earned and vested employee benefits, Mr. Mehrotra will receive the following severance benefits:

  •
  salary continuation equal to two times Mr. Mehrotra's salary in effect upon the date of termination paid in installments during the one-year period following termination (or paid in a lump sum if Mr. Mehrotra's termination of employment occurs on, or within 12 months after, a "change in control");

  •
  a pro-rated annual bonus under the EIP for the year of termination, subject to achievement of applicable performance criteria, paid in accordance with the terms of the EIP;

  •
  an additional bonus of two times Mr. Mehrotra's target annual bonus under the EIP for the year of termination paid on the one-year anniversary of Mr. Mehrotra's termination;

  •
  continued vesting (and exercisability) of any options, restricted stock or other time-based, and, subject to achievement of applicable performance criteria, performance-based equity awards for the one-year period following Mr. Mehrotra's termination of employment; and

38  |  2019 Proxy Statement

  •
  a cash payment equal to the medical benefits and employer qualified plan matching contributions Mr. Mehrotra would have received had Mr. Mehrotra remained employed for an additional two years, paid in a lump sum following termination.

If Mr. Mehrotra's severance benefits become payable on account of his "good reason" resignation prior to a "change in control," the unvested portion of his sign-on equity award will be forfeited and, in addition, if Mr. Mehrotra becomes employed within one year of his termination of employment, the unpaid portion of his salary continuation benefit will be forfeited. The Executive Agreement also includes a "cut-back" provision, which provides that Mr. Mehrotra's benefits under the Executive Agreement will be reduced so that no excise tax will apply under Section 280G of the Code, if such reduction will result in a higher net after-tax benefit to Mr. Mehrotra. The Executive Agreement does not provide a tax gross-up for any such tax. Mr. Mehrotra's entitlement to the benefits provided under the Executive Agreement are conditioned on Mr. Mehrotra signing a release of claims in favor of Micron and on Mr. Mehrotra's compliance with terms of our non-competition, non-solicitation, and non-disclosure agreement.

Other Named Executive Officers

Each of our other Named Executive Officers have severance agreements (together, the "NEO Severance Agreements"). The NEO Severance Agreements provide for severance benefits upon certain terminations of employment. These benefits begin upon a "separation of service" as defined in Section 409A of the Code, regardless of when a termination of employment or loss of officer status occurs, and ends after one year (or 18 months if termination occurs within 12 months of a change in control). We believe severance agreements for certain of our officers are in the best interests of us and our shareholders, in that they help us attract and retain qualified executive talent, promote candid discussion among our officers, help provide for a smooth transition when there is a change in management, provide the officer with benefits in consideration of a promise not to compete with us after termination of employment, and release us, and our officers, directors, employees, and agents from any and all claims.

Provided a Named Executive Officer complies with post-employment obligations and restrictions described below and all other terms of the Severance Agreement, the Named Executive Officer is entitled to receive compensation during the 12- or 18-month period following termination of employment equivalent to the compensation and benefits customarily provided to such Named Executive Officer while employed including, but not limited to, salary, executive bonus, and in certain cases, continued vesting of outstanding stock options and restricted shares. With respect to cash and equity awards that are performance-based, the Named Executive Officer is entitled to receive such awards only if the goals are achieved before or during the 12- or 18-month period following termination of employment. Such terminated Named Executive Officers are not entitled to receive any new awards under our equity plans or the EIP or to the payment of any compensation that would be deferred past the 12- or 18-month period following termination of employment due to payment criteria of an incentive program, as those criteria exist as of the date of termination. Mr. Bhatia's severance agreement also provides for acceleration of any unvested shares granted in connection with his hiring, with any shares that remain unvested at the end of the 12- or 18-month period following termination of employment becoming 100% vested and earned on the last day of such period.

Terminated Named Executive Officers are subject to the following post-termination obligations and restrictions:

  •
  a one-year non-competition obligation;

  •
  confidentiality obligations related to our proprietary and confidential information that last indefinitely;

  •
  a non-disparagement and confidentiality obligation surrounding the reasons for, and circumstances of, the Named Executive Officer's termination of employment or change in officer status that lasts indefinitely. However, we may disclose such information if we determine, in our sole discretion, it is either required by law to be disclosed or necessary to be disclosed to serve a valid business purpose; and

  •
  non-solicitation and non-interference provisions relating to our employees and business partners that last at least one year.

Upon receipt of all benefits under the NEO Severance Agreement, we and the Named Executive Officer are considered to have settled, waived, and voluntarily released any and all claims each has or may have against the other, inclusive of any of our affiliates, officers, directors, employees or agents, both individually and in their official capacities, which claims are accruing prior to the end of the 12- or 18-month period following termination of employment.

Estimated Severance Payments

See "Potential Payments Upon Termination or Change in Control" on page 49 for a description of the estimated severance amounts as of the end of fiscal 2019 for Messrs. Mehrotra, Zinsner, Bhatia, DeBoer and Sadana.

Change in Control Arrangements

We do not have separate change in control agreements for our Named Executive Officers and directors. The Executive Agreement and the NEO Severance Agreements referenced above provide for transitional benefits in the event of termination of employment, including following a change in control. In addition, under the terms of our EIP and our equity compensation plans, awards may be substituted, assumed or accelerated upon a change in control, depending upon the circumstances. In August 2016, the Compensation Committee amended our equity plans to replace "single-trigger" vesting provisions with "double-trigger" vesting provisions in the event of a change in control. As a result, if awards granted after August 25, 2016, are assumed by a successor in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will only vest if within one year after the effective date of the change in control, the participant's employment is terminated without cause or, in the case of certain participants including our Named Executive Officers, if the participant resigns for good reason. Time-based awards granted prior to August 25, 2016, become fully vested or the applicable restrictions lapse upon a change in control. Performance-based awards granted prior to August 25, 2016, are treated as if all required performance goals were satisfied and are paid within 30 days on a pro-rata basis based on the amount of the performance period completed as of the date of the change in control. The compensation that Named Executive Officers could receive if a change of control occurs is intended to enable them to objectively evaluate whether a potential change in control is in the best interest of us and our shareholders. Estimated value that the Named Executive Officers could receive from our change in control provisions can be found in "Potential Payments Upon Termination or Change in Control" on page 49.

Consideration of Tax Consequences when Making Compensation Decisions

Section 162(m) generally disallows a tax deduction to public companies for compensation over $1,000,000 per person paid to certain of our Named Executive Officers (and, starting for our fiscal 2019, paid per person to all of our Named Executive Officers and certain other executive officers). Prior to fiscal 2019, qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. The key components of our long-term incentives in the form of stock option grants and performance-based restricted stock unit awards were designed to comply with these requirements. Awards under the EIP also generally were designed to comply with the statute. A number of requirements must be met for particular compensation to qualify, however, there can be no assurance that such compensation will be fully deductible under all circumstances. Although the Compensation Committee considers the deductibility of compensation under Section 162(m) whenever practicable, it reserves the right to grant or approve compensation or awards that may be non-deductible when it believes such compensation or awards are in our and our shareholders' best interests.

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Stock Ownership Guidelines

We have established stock ownership guidelines for our executive officers. The Compensation Committee believes that officers will more effectively manage a company in the best interests of the shareholders if they are also shareholders. The minimum ownership guideline for our CEO is to hold shares with a value equal to five times his base salary. Messrs. Zinsner, Bhatia, DeBoer, and Sadana are required to hold shares with a value equal to three times their base salary. Executive officers are given five years to meet the ownership guidelines. The Governance and Sustainability Committee reviews the Ownership Guidelines annually and monitors each covered executive's progress toward, and continued compliance with, the guidelines. Stock sales restrictions may be imposed upon executive officers if the stock ownership guidelines are not met. All our executive officers are in compliance with the guidelines.

The following table shows compliance with the guidelines as of the Record Date:

Executive Officer	Guideline Multiplier	Guideline Amount(1)	Compliance with Guideline

Sanjay Mehrotra	5	$6,750,000	Yes
David A. Zinsner	3	1,986,000	Yes
Manish Bhatia	3	2,085,000	Yes
Scott J. DeBoer	3	1,785,000	Yes
Sumit Sadana	3	2,235,000	Yes
(1)
Based on salary amounts as of the Record Date.

Please see page 17 for information on stock ownership guidelines for our directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee Richard M. Beyer Patrick J. Byrne Robert E. Switz

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been one of our officers or employees or an officer or employee of any of our subsidiaries during fiscal 2019. During fiscal 2019, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

FISCAL 2019 SUMMARY COMPENSATION TABLE

The following table details the total compensation earned by our Named Executive Officers in fiscal 2019, 2018, and 2017.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)(3)	Option Awards(4)(5)	Non-Equity Incentive Plan Compensation(6)	All Other Compensation(7)	Total

Sanjay Mehrotra	2019	$1,286,154	$11,999,963	$—	$3,640,000	$18,634	$16,944,751
President and Chief	2018	1,200,000	7,499,952	2,500,001	3,000,000	41,630	14,241,583
Executive Officer	2017	387,692	6,885,622	6,885,790	1,147,253	66,669	15,373,026
David A. Zinsner	2019	632,923	3,000,019	—	666,750	14,000	4,313,692
Senior Vice President and	2018	331,462	2,124,998	2,124,997	493,105	235,202	5,309,764
Chief Financial Officer
Manish Bhatia	2019	660,846	3,800,003	—	931,000	1,240,618	6,632,467
Executive Vice President,	2018	559,289	7,850,023	950,000	918,221	177,873	10,455,406
Global Operations
Scott J. DeBoer	2019	554,462	3,000,019	—	784,000	15,662	4,354,143
Executive Vice President,	2018	511,154	1,875,032	625,000	936,000	139,029	4,086,215
Technology Development	2017	470,000	1,499,986	499,998	752,000	14,500	3,236,484
Sumit Sadana	2019	709,462	4,399,958	—	1,101,100	14,000	6,224,520
Executive Vice President	2018	675,000	2,999,945	999,997	1,485,000	23,356	6,183,298
and Chief Business Officer
(1)
Mr. Mehrotra joined the Company as President and Chief Executive Office in May 2017 and his annual base salary for fiscal 2017 was $1,200,000. Mr. Zinsner joined the Company as Senior Vice President and Chief Financial Officer in February 2018 and his annual base salary for fiscal 2018 was $620,000. Mr. Bhatia joined the Company as Executive Vice President in October 2017 and his annual base salary for fiscal 2018 was $635,000.

(2)
The grant-date fair values for the stock awards are based on the closing price on the last market-trading day prior to the date of grant. The grant date fair value of the performance-based awards granted in fiscal 2019, 2018, and 2017 was computed by multiplying (i) the target number of restricted shares or units awarded to each Named Executive Officer, which was the assumed probable outcome as of the grant date, by (ii) either (a) the closing price of our Common Stock on the last market-trading day prior to the date of grant if the performance goal had a performance condition; or (b) the fair value per share as calculated by the use of a Monte-Carlo simulation, which represents the most likely value of the award if the performance goal had a market condition. Although the assumed probable outcome as of the grant date was achievement at the target level, the terms of the awards for performance-based restricted stock unit awards granted in 2019, 2018, and 2017 also provide for achievement of up to 200% of the target amount ("maximum"). The table below presents the aggregate grant-date fair value of stock awards for the periods presented assuming achievement at the maximum level for such performance-based awards:

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	2019			2018			2017

Executive Officer	Time- based Stock Award	Performance- based Stock Award at Maximum Level	Total Stock Awards	Time- based Stock Award	Performance- based Stock Award at Maximum Level	Total Stock Awards	Time- based Stock Award	Performance- based Stock Award at Maximum Level	Total Stock Awards

Sanjay Mehrotra	$6,000,001	$10,499,942	$16,499,943	$4,499,992	$4,499,943	$8,999,935	$6,885,622	$—	$6,885,622
David A. Zinsner	1,499,979	2,625,056	4,125,035	2,124,998	—	2,124,998
Manish Bhatia	1,900,008	3,324,990	5,224,998	6,709,971	1,710,089	8,420,060
Scott J. DeBoer	1,499,979	2,625,056	4,125,035	1,124,988	1,125,082	2,250,070	899,993	899,985	1,799,978
Sumit Sadana	2,199,986	3,849,962	6,049,948	1,800,005	1,799,900	3,599,905
(3)
Mr. Zinsner's amount in fiscal 2018 includes $999,986 for his new hire equity awards in the form of time-based restricted stock. Mr. Bhatia's amount in fiscal 2018 includes $4,999,985 for his new hire equity awards in the form of time-based restricted stock.

(4)
Assumptions used in determining the grant-date fair values of option awards are set forth in the "Equity Plans" note to the financial statements included in our annual reports on Form 10-K for fiscal years 2019, 2018, and 2017, which note is incorporated herein by reference.

(5)
Mr. Zinsner's amount in fiscal 2018 includes $999,992 for his new hire equity awards.

(6)
Amounts shown for each of the Named Executive Officers were paid pursuant to the EIP and relate to the achievement of certain performance milestones.

(7)
Includes matching contributions paid by us pursuant to our 401(k) plan. For fiscal 2019, $14,000 was contributed for each of Messrs. Mehrotra, Zinsner, Bhatia, DeBoer, and Sadana. Includes matching contributions paid by us pursuant to our Health Savings Account in fiscal 2019 for Mr. DeBoer in the amount of $1,000. All Other Compensation for fiscal 2019 also included the following for each of the Named Executive Officers:

•
Amount for Mr. Mehrotra includes $1,626 for commuting expenses. Also includes $3,008 for a reimbursement of federal, state, and other income taxes resulting from imputed income related to his commuting expenses.

•
Amount for Mr. DeBoer includes $252 for a reimbursement of federal, state, and other income taxes from income related to a non-cash innovation award.

•
Amount for Mr. Bhatia includes payments related to his overseas assignment in Singapore, including $97,002 for cash-payment allowances to Mr. Bhatia associated with his assignment, $318,877 in housing expenses, $76,579 in education assistance, $645,812 for reimbursement of federal, state, and other income taxes resulting from imputed income and $88,348 in miscellaneous expense.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2019

The table below sets forth the plan-based award grants to our Named Executive Officers in fiscal 2019.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock (or

Name	Grant Date	Threshold	Target	Max	Threshold	Target	Max	Units(3)	Units)(4)

Sanjay Mehrotra	NA	$1,300,000	$2,600,000	$5,200,000
	10/16/18				33,217	132,868	265,736		$5,999,962
	10/16/18							141,710	6,000,001
David A. Zinsner	NA	317,500	635,000	1,270,000
	10/16/18				8,305	33,218	66,436		1,500,040
	10/16/18							35,427	1,499,979
Manish Bhatia	NA	332,500	665,000	1,330,000
	10/16/18				10,519	42,075	84,150		1,899,995
	10/16/18							44,875	1,900,008
Scott J. DeBoer	NA	280,000	560,000	1,120,000
	10/16/18				8,305	33,218	66,436		1,500,040
	10/16/18							35,427	1,499,979
Sumit Sadana	NA	393,250	786,500	1,573,000
	10/16/18				12,180	48,718	97,436		2,199,972
	10/16/18							51,960	2,199,986
(1)
Represents estimated payouts for fiscal 2019 under the EIP. Payment of bonuses under the EIP is dependent upon meeting specified performance goals. A description of the performance milestones associated with such bonuses is included in the "Compensation Discussion and Analysis."

(2)
Represents restricted stock units awarded in fiscal 2019 under the Amended and Restated 2004 Equity Incentive Plan (the "2004 Plan") with performance-based and market-based restrictions. Information related to the performance-based and market-based restrictions associated with these shares is contained in "Compensation Discussion and Analysis."

(3)
Represents restricted stock awarded in fiscal 2019 under the 2004 Plan with time-based restrictions. Time-based restrictions on these awards lapse in three equal installments over a three-year period from the date of the award.

(4)
The value shown is based on the fair value as of the date of grant and was computed by multiplying (i) the target number of restricted shares or units awarded to each Named Executive Officer by (ii) either (a) the closing price of our Common Stock on the last market-trading day prior to the date of grant if the performance goal had a performance condition; or (b) the fair value per share as calculated by the use of a Monte-Carlo simulation, which represents the most likely value of the award if the performance goal had a market condition.

Plan Information

The purpose of the 2004 Plan is to promote our success by linking the personal interests of our employees, officers, and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. Permissible awards under the 2004 Plan include: options, restricted stock, restricted

44  |  2019 Proxy Statement

stock units, stock appreciation rights, deferred stock units, and dividend equivalent rights. We have issued options, restricted stock, and restricted stock units under the 2004 Plan. Options granted under the 2004 Plan have an exercise price equal to the fair market value (as defined by the 2004 Plan) on the date of grant and, since March 2014, a term of eight years. For purposes of share counting, each restricted stock unit or share of restricted stock issued under the 2004 Plan reduces the number of shares available for issuance by two.

Historically, we have provided annual bonuses to our executive officers pursuant to the EIP. As discussed above, in October 2019, the Compensation Committee reviewed the goals established under the EIP for fiscal 2019 and certified achievement of results.

Lapsing of Restrictions Associated with Restricted Stock and Restricted Stock Unit Awards

The restrictions associated with the restricted stock and restricted stock units granted to the Named Executive Officers include both time-based restrictions and performance-based restrictions. Time-based restrictions lapse in three equal installments over a three-year period. The restrictions associated with performance-based awards are described below.

Issuance and Vesting of Performance-based Awards

Restricted Stock Units

Our executive officers received awards related to three performance goals: a high value solutions metric, free cash flow metric, and a company valuation metric. Please see "Fiscal 2019 Executive Compensation–Fiscal 2019 Long-Term Incentive Awards" section of the "Compensation Discussion and Analysis." The number of shares that will be received at the end of the three years varies between 0% and 200% of the targeted share amount and is dependent upon the level of achievement. All threshold, target, and maximum amounts require significant execution and effort with no assurance of achievement guaranteed. In the absence of at least the threshold targets being achieved, the restrictions will not lapse and the shares will be forfeited.

Cash Awards

Bonuses were paid to the Named Executive Officers in fiscal 2019 as a result of achievement of certain goals. Please see the "Fiscal 2019 Executive Compensation–Fiscal 2019 Short-Term Incentive Awards" section of the "Compensation Discussion and Analysis."

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table provides information with respect to outstanding stock options, restricted stock, and restricted stock units held as of August 29, 2019, by our Named Executive Officers.

	Option Awards					Stock Awards

	Number of Securities Underlying Unexercised Options			Option Exercise	Option	Number of Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units

Name	Exercisable (#)	Unexercisable (#)		Price ($)	Expiration Date	Number (#)		Market Value(1)($)	That Have Not Vested(#)		or Other Rights That Have Not Vested(1)($)

Sanjay Mehrotra	285,987	285,989	(2)	$28.20	5/8/2025	122,086	(3)	$5,453,582	18,046	(4)	$806,115
	35,077	105,231	(5)	41.56	10/24/2025	72,185	(6)	3,224,504	18,046	(7)	806,115
						141,710	(8)	6,330,186	28,683	(9)	1,281,270
									56,684	(10)	2,532,074
									49,598	(11)	2,215,543
									26,586	(12)	1,187,597
David A. Zinsner	27,166	81,503	(13)	44.21	2/19/2026	36,051	(14)	1,610,398	14,171	(10)	633,019
						35,427	(8)	1,582,524	12,400	(11)	553,908
									6,647	(12)	296,921
Manish Bhatia	13,329	39,988	(5)	41.56	10/24/2025	46,411	(15)	2,073,179	6,858	(4)	306,347
						27,430	(6)	1,225,298	6,858	(7)	306,347
						44,875	(8)	2,004,566	10,900	(9)	486,903
									17,950	(10)	801,827
									15,706	(11)	701,587
									8,419	(12)	376,077
Scott J. DeBoer	13,694	13,695	(16)	18.18	10/14/2023	10,916	(17)	487,618	17,231	(18)	769,709
	16,320	32,640	(19)	17.41	10/19/2024	25,847	(20)	1,154,585	11,062	(21)	494,140
	8,769	26,308	(5)	41.56	10/24/2025	18,046	(6)	806,115	4,512	(4)	201,551
						35,427	(8)	1,582,524	4,512	(7)	201,551
									7,171	(9)	320,329
									14,171	(10)	633,019
									12,400	(11)	553,908
									6,647	(12)	296,921
Sumit Sadana	29,042	29,043	(22)	31.89	6/23/2025	12,543	(23)	560,296	7,218	(4)	322,428
	14,030	42,093	(5)	41.56	10/24/2025	28,874	(6)	1,289,802	7,218	(7)	322,428
						51,960	(8)	2,321,053	11,473	(9)	512,499
									20,784	(10)	928,421
									18,186	(11)	812,369
									9,748	(12)	435,443
(1)
Calculated by multiplying the number of shares of restricted stock or restricted stock units by $44.67, the closing price of our Common Stock on August 29, 2019.

(2)
Options vest in equal installments on May 8, 2020 and May 8, 2021.

(3)
Restrictions on shares lapse in equal installments on May 8, 2020 and May 8, 2021.

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(4)
Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse on October 24, 2020 upon the achievement of a DRAM technology ramp goal through the fourth quarter of fiscal 2019.

(5)
Options vest in equal installments on October 24, 2019, October 24, 2020, and October 24, 2021.

(6)
Restrictions on shares lapse on October 24, 2019 and October 24, 2020.

(7)
Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse on October 24, 2020 upon the achievement of a NAND technology ramp goal through the fourth quarter of fiscal 2019.

(8)
Restrictions on shares lapse on October 16, 2019, October 16, 2020, and October 16, 2021.

(9)
Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse on October 24, 2020 upon the achievement of a company valuation goal through the fourth quarter of fiscal 2019.

(10)
Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse on October 16, 2021 based on the achievement of a free cash flow goal through the fourth quarter of fiscal year 2021.

(11)
Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse on October 16, 2021 based on the achievement of a high value solutions sales goal through the fourth quarter of fiscal year 2021.

(12)
Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse on October 16, 2021 based on the achievement of a company valuation goal through the fourth quarter of fiscal year 2020.

(13)
Options vest in equal installments on February 19, 2020, February 19, 2021, and February 19, 2022.

(14)
Restrictions on shares lapse in equal installments on February 19, 2020, February 19, 2021, and February 19, 2022.

(15)
Restrictions on shares lapse on October 16, 2019, October 16, 2020, and October 16, 2021.

(16)
Options vested on October 14, 2019.

(17)
Restrictions on shares lapsed on October 14, 2019.

(18)
Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse upon the achievement of an ROA goal through the fourth quarter of fiscal 2019. The shares were released at 200% on October 16, 2019.

(19)
Options vest in equal installments on October 19, 2019 and October 19, 2020.

(20)
Restrictions on shares lapse in equal installments on October 19, 2019 and October 19, 2020.

(21)
Represents the target number of restricted stock units. Performance-based restrictions on stock units lapse upon the achievement of a relative TSR goal through the fourth quarter of fiscal 2019. The shares were released at 200% on October 16, 2019.

(22)
Options vest in equal installments on June 23, 2020 and June 23, 2021.

(23)
Restrictions on shares lapse in equal installments on June 23, 2020 and June 23, 2021.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2019

The following table sets forth information related to the number of options and restricted awards held by each of the Named Executive Officers that were exercised or vested in fiscal 2019 and the value realized.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)

Sanjay Mehrotra	—	—	97,135	$3,853,630
David A. Zinsner	—	—	12,015	504,510
Manish Bhatia	—	—	91,066	3,805,538
Scott J. DeBoer	8,475	$163,017	96,349	4,254,464
Sumit Sadana	—	—	20,709	766,967
(1)
Calculated as the aggregate value of the number of options exercised multiplied by the difference between the fair market value per share at the time of the exercise and the exercise price of the option.

(2)
Includes performance-based restricted units vested in October 2019 based on performance completed by the end of fiscal 2019 and excludes performance-based restricted units vested in October 2018 based on performance completed by the end of fiscal 2018.

(3)
Value calculated by multiplying number of shares by the market value per share on the vesting date.

2019 NONQUALIFIED DEFERRED COMPENSATION

Mr. Mehrotra is the only Named Executive Officer who has participated in the Micron Technology, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") through the end of fiscal 2019.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)

Sanjay Mehrotra	$425,000	$—	$31,054	$—	$1,152,408
(1)
$425,000 included in the Summary Compensation table in the "Salary" column for fiscal 2019.

(2)
Balance as of the beginning of fiscal 2019 was $696,354.

Summary of Material Terms of Deferred Compensation Plan

The Deferred Compensation Plan is a nonqualified deferred compensation plan under which designated eligible participants may elect to defer compensation. Eligible participants include a select group of management and other employees of the Company that meet certain compensation requirements, including each of the Company's Named Executive Officers. Pursuant to the Deferred Compensation Plan and subject to applicable tax laws, participants may elect to defer up to 75% of their base salary and up to 100% of their bonus compensation. The Company may, in its sole discretion, provide matching and/or discretionary contributions to the Deferred Compensation Plan. Participants will be 100% vested at all times in their deferral accounts; provided, however, that matching and/or discretionary contributions by the Company, if any, may be subject to a vesting schedule as provided by the Company. Participants may elect to receive payment of their account balances upon a fixed date, or their separation from service with the Company, or the earlier of a fixed date or

48  |  2019 Proxy Statement

their separation from service. Participants may elect to receive payment of their account balances in a single sum cash payment or in substantially equal annual cash installments over not less than two years and not more than ten years. Account balances will become payable immediately in a single sum cash payment upon a participant's death or disability, or upon a change in control. Account balances under the Deferred Compensation Plan earn or lose value based on the investment performance of one or more of the various investment funds offered under the Deferred Compensation Plan and selected by the participants. Compensation deferred under the Deferred Compensation Plan represents an unsecured obligation of the Company. Amounts deferred under the Deferred Compensation Plan are held in a separate rabbi trust established to pay Plan benefits.

CHIEF EXECUTIVE OFFICER PAY RATIO

In accordance with Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.

  •
  The annual total compensation of our median employee, excluding our Chief Executive Officer, for fiscal 2019 was $60,796.
  •
  The annual total compensation of our Chief Executive Officer for fiscal 2019 was $16,944,751.
  •
  The ratio of the annual total compensation of our Chief Executive Officer to that of our median employee for fiscal 2019 was estimated to be 279 to 1.

The median employee generally is the employee whose annual total compensation is at the midpoint of our employees, ranked in order of their compensation amounts. As permitted under SEC rules, we are using the same median employee identified for purposes of our fiscal 2018 CEO pay ratio, as we believe there have been no changes to our employee population and compensation that would significantly impact our pay ratio disclosure. When calculating our median compensation for fiscal 2018, we utilized our global employee population and exchange rates effective as of August 30, 2018. As of this date, our employee population was 35,956. This includes all regular, part-time, and temporary employees. No exclusions were made for countries, employee types, or acquisitions.

Once we identified the median employee, we determined actual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K and in the same manner as our Chief Executive Officer in the Summary Compensation Table using the daily average New Taiwan dollar exchange rates during fiscal 2019. We compared this value to the annual total compensation of our Chief Executive Officer for purposes of the ratio set forth above. We did not make any cost of living adjustments.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

The Median Compensation Employee for fiscal 2019 was a Fab Engineer based in Taiwan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables quantify the estimated payments and benefits for each of the Named Executive Officers pursuant to the Executive Agreement and NEO Severance Agreements and in the event of a change of control as described in the "Severance and Change in Control Arrangements" section of the "Compensation Discussion and Analysis." The amounts listed for the Named Executive Officers are estimated amounts that were calculated as if a change in control occurred on August 29, 2019, or the Named Executive Officers separated from service on August 29, 2019, the last day of fiscal 2019.

Potential Payment upon Termination without Change in Control

All the Named Executive Officers have severance agreements. Payments and benefits upon termination for Messrs. Mehrotra, Zinsner, Bhatia, and Sadana are payable only if their employment with the Company terminates as a result of death or disability, the Company terminates their employment without cause, or they resign for good reason.

The "Salary" portion of severance payments is paid on our regular bi-weekly payroll schedule during the officer's one-year Transition Period subject to the possibility of a six-month delay that may be required by Section 409A of the Code ("Section 409A"). If Section 409A imposes a six-month delay, payments during the delay would be accumulated and paid to the officer on the first day of the seventh month following the Named Executive Officer's separation from service. The remaining payments would then be paid according to our regular payroll schedule.

The "Bonus" portion of the severance payments is paid only if the applicable performance goals are achieved before or during the applicable Transition Period. Such payments are made at the same time that the other officers participating in the applicable bonus plan receive their payments, if any, and typically would occur during our first fiscal quarter. Mr. Mehrotra also would receive a bonus of two times his target annual bonus under the EIP for the year of termination paid on the anniversary of his termination.

The "Cash in Lieu of Benefits" portion of the severance payments is calculated based on the difference between the amount of premiums the Named Executive Officer paid each month for benefits coverage as our employee and the estimated premiums the Named Executive Officer would need to pay each month for the same or similar coverage as a former employee. This monthly amount is multiplied by the number of months in the Named Executive Officer's Transition Period and is grossed-up for taxes, with the exception of Mr. Mehrotra, who would receive two times the monthly amount. All gross-up calculations and payments are based on the standard supplemental withholding rates provided by federal and state guidelines. We do not use the Named Executive Officer's actual tax rate for these calculations. The "Cash in Lieu of Benefits" payment is made within 30 days after the Named Executive Officer's separation from service, subject to the possibility of a six-month delay that may be required by Section 409A. If Section 409A imposes a six-month delay, the payment would be made to the Named Executive Officer on the first day of the seventh month following the officer's separation from service.

Name	Salary(1)	Bonus(2)	Cash in Lieu of Benefits Payment(3)	Total Value of Options Exercisable During the Transition Period(4)	Value of Extended Restricted Stock Vesting(5)	Value of Unearned Performance - Based Stock Awards(6)	Total

Sanjay Mehrotra	$2,600,000	$8,840,000	$369,763	$8,727,991	$6,449,053	$—	$26,986,807
David A. Zinsner	635,000	666,750	80,225	469,044	1,064,307	—	2,915,326
Manish Bhatia	665,000	931,000	55,752	264,541	3,354,002	—	5,270,295
Scott J. DeBoer	560,000	784,000	81,181	1,825,295	1,995,454	2,527,697	7,773,627
Sumit Sadana	715,000	1,101,100	85,397	968,793	1,698,711	—	4,569,001
(1)
Represents one year of the Named Executive Officer's salary as of August 29, 2019, except for Mr. Mehrotra, which represents two years of salary as of August 29, 2019.

(2)
Represents the actual EIP bonus paid for fiscal 2019, except for Mr. Mehrotra, which includes two times his target annual bonus, subject to the maximum award limit imposed by the EIP.

50  |  2019 Proxy Statement

(3)
Represents a cash payment in an amount estimated to allow the Named Executive Officer to purchase during the Transition Period benefits similar to those received while an employee, except for Mr. Mehrotra, which represents twice the amount. The amount listed includes a gross-up calculation for the tax impact of the payment.

(4)
Represents the total value of stock options that are exercisable as of August 29, 2019 and that are expected to vest during the Named Executive Officer's Transition Period. The fair value of each option award is estimated as of August 29, 2019 using the Black-Scholes option valuation model. The expected volatilities utilized are based on implied volatility from traded options on our stock. The expected lives are based on the shorter of the length of the Transition Period plus thirty days or the remaining life of the option. The risk-free interest rates utilized are based on the U.S. Treasury yield as of August 29, 2019.

(5)
Represents the value resulting from the additional vesting of restricted shares during the Named Executive Officer's Transition Period, and in Mr. Bhatia's case includes the unvested portion of his new hire stock grant. The amount shown is calculated as the number of additional shares that would vest during the Transition Period multiplied by $44.67, our closing stock price on August 29, 2019.

(6)
Applies only to Mr. DeBoer because he is the only Named Executive Officer to have received a fiscal 2017 award. This award has a measurement period of three years over which performance is assessed in order to vest in the award. The amount shown is calculated as the number of such shares granted in fiscal 2017 that actually vested for Mr. DeBoer's Transition Period multiplied by $44.67, our closing stock price on August 29, 2019. The restrictions for awards granted in fiscal 2018 and fiscal 2019 would not have lapsed during any Named Executive Officer's Transition Period. Accordingly, no amount is assumed in the table above.

Potential Payment under Termination with Change in Control

A change in control is generally defined as a change in the majority of the members of the Board of Directors within a specified time period or the acquisition of 35% or more of our outstanding Common Stock.

Our equity plans, grant agreements, and EIP have change in control provisions. In August 2016, the Compensation Committee amended our equity plans to replace "single-trigger" vesting provisions with "double-trigger" vesting provisions in the event of a change in control. As a result, if awards granted after August 25, 2016 are assumed by a successor in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will only vest if within one year after the effective date of the change in control, the participant's employment is terminated without cause or, in the case of certain participants including our Named Executive Officers, if the participant resigns for good reason. For equity awards, the impact of a change in control differs for outstanding time-based and performance-based awards. Outstanding time-based awards would automatically become fully vested or the applicable restrictions would lapse upon occurrence of the single-trigger event for awards granted prior to August 25, 2016 or double-trigger event for awards granted from August 25, 2016. Upon the occurrence of a single-trigger event for awards granted prior to August 25, 2016 or double-trigger event for awards granted from August 25, 2016, outstanding performance-based awards are treated as if all required performance goals were satisfied at the target level on the date of the change in control and are vested or have their restrictions lapse on a pro-rata basis based on the amount of the performance period completed as of the date of the change in control.

Under the EIP, a change in control results in an early payout of awards, to the extent earned. Upon a change in control, performance achievement is measured as of the last day of the month preceding the change in control.

We do not have separate change in control agreements for our Named Executive Officers. The Severance Agreements for Messrs. Mehrotra, Zinsner, Bhatia, and Sadana provide for transitional benefits for change in control separation. Change in control separation means a qualifying separation from service that occurs on or within 12 months following a change in control. In the event of a change in control separation, the payments for "Salary," "Bonus," and "Cash in Lieu of Benefit" are paid in a lump sum within 60 days from the date of separation, subject to the possibility of a six-month delay that may be required by Section 409A. All outstanding time-based and performance-based awards would become fully vested.

The compensation that executive officers could receive if a change of control occurs is intended to enable them to objectively evaluate whether a potential change in control is in the best interest of us and our shareholders.

The following table sets forth the estimated benefits payable to the Named Executive Officers pursuant to change in control agreements or provisions, assuming a change in control separation occurred on August 29, 2019.

Name	Salary(1)	Bonus(2)	Cash in Lieu of Benefits Payment(3)	Value of Options(4)	Value of Stock Awards(5)	Total

Sanjay Mehrotra	$2,600,000	$8,840,000	$369,763	$5,037,507	$21,670,685	$38,517,955
David A. Zinsner	952,500	666,750	120,338	37,491	1,610,398	3,387,477
Manish Bhatia	997,500	931,000	83,628	124,363	7,633,372	9,769,863
Scott J. DeBoer	560,000	784,000	81,181	1,334,365	7,403,903	10,163,449
Sumit Sadana	1,072,500	1,101,100	128,095	502,079	6,730,046	9,533,820
(1)
Represents one and a half years of the Named Executive Officer's salary as of August 29, 2019, except for Mr. Mehrotra, which represents two years of his salary as of August 29, 2019, and for Mr. DeBoer, which represents one year of his salary. Mr. DeBoer's severance agreement does not provide for additional benefits upon separation due to a change in control.

(2)
Represents the actual EIP bonus paid for fiscal 2019, except for Mr. Mehrotra, which also includes two times his target annual bonus, subject to the maximum award limit imposed by the EIP.

(3)
Represents a cash payment in an amount estimated to allow the Named Executive Officer to purchase 18 months of benefits similar to those received while an employee, except for Mr. Mehrotra, which represents 24 months of such benefits, and Mr. DeBoer, which represents 12 months of such benefits. Mr. DeBoer's severance agreement does not provide for additional benefits upon separation due to a change in control. The amount listed includes a gross-up calculation for the tax impact of the payment.

(4)
All outstanding unvested options are time-based equity awards and would have fully vested on August 29, 2019. Amount shown is calculated as the excess of $44.67, the closing price of our stock on August 29, 2019, over the exercise price of the options that would have been subject to accelerated vesting due to a change in control.

(5)
All outstanding time-based and performance-based restricted stock awards would have fully vested on August 29, 2019, except for Mr. DeBoer, whose separation agreement does not include a change in control provision. Mr. DeBoer's fiscal 2018 and 2019 performance-based restricted stock awards each have a performance period of three years, and two-thirds of his fiscal 2018 and one-third of his fiscal 2019 performance-based awards would have vested on August 29, 2019. The amount shown is calculated as the number of shares upon which restrictions would lapse, multiplied by $44.67, the closing price of our common stock on August 29, 2019.

52  |  2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of August 29, 2019 regarding shares of Common Stock that may be issued pursuant to our equity compensation plans:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders(2)	22,446,389	$26.40	106,251,747	(3)
Equity Compensation Plans Not Approved by Shareholders(4)	3,831,949	25.02	3,146,939	(5)

Totals(6)	26,278,338	25.94	109,398,686

(1)
Excludes restricted stock that convert to shares of Common Stock for no consideration.

(2)
Includes shares issuable or available pursuant to our 2004 Equity Incentive Plan (the "2004 Plan"), 2007 Equity Incentive Plan (the "2007 Plan"), and Employee Stock Purchase Plan (the "ESPP"). The 2004 Plan and the 2007 Plan provide for a maximum term for options and Stock Appreciation Rights ("SARs") of eight years. The 2004 Plan and 2007 Plan are our only plans that permit granting of awards other than stock options. The 2004 Plan and the 2007 Plan provide that awards other than stock options or SARs reduce the number of available shares under the plan by two shares for each one share covered by the award. In addition, none of our equity plans contain provisions that are commonly known as "liberal share counting provisions" or permit the grant of discounted options or SARs.

(3)
If issuing full-value awards, the number of available shares is 68,163,912. The 2004 Plan and 2007 Plan permit granting options and full-value awards.

(4)
Includes shares issuable or available pursuant to our Nonstatutory Stock Option Plan (the "NSOP"). Options granted under the aforementioned plan have terms ranging from six to ten years. The exercise price and the vesting schedule of the options granted under this plan are determined by the administrators of the plan or our Board of Directors. Executive officers and directors do not participate in the aforementioned plan.

(5)
None of these shares are available to grant as full-value awards.

(6)
The following table contains further information as to awards outstanding and available for issuance under each of our equity plans:

Equity Plan	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Number of Securities Available for Issuance (Excluding Securities Reflected in Column (a))

Plans Approved by Shareholders
2004 Plan	12,961,767	(1)	6,511,805
2007 Plan	9,484,622	(2)	69,663,865
ESPP	—		30,076,077

Approved Plan Total	22,446,389		106,251,747

Plans Not Approved by Shareholders
NSOP	3,831,949		3,146,939

Not Approved Plan Total	3,831,949		3,146,939

Grand Total	26,278,338		109,398,686

(1)
Includes 9,883,137 restricted stock units and excludes 1,049,980 shares of restricted stock.

(2)
Includes 4,756,287 restricted stock units.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers, and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the Nasdaq. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a) of the Exchange Act. With the exception of Ms. Wright and Mr. Byrne, all directors, executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended August 29, 2019, based on the reports received or written representations from reporting persons. Ms. Wright and Mr. Byrne each had one late Form 4 filing due to clerical errors by Company personnel.

54  |  2019 Proxy Statement

AUDIT COMMITTEE MATTERS

PROPOSAL 3 – RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee of the Board of Directors has retained PricewaterhouseCoopers LLP ("PwC") as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the fiscal year ending September 3, 2020. PwC has been our Independent Registered Public Accounting Firm since fiscal 1985. If the ratification of PwC's appointment is not approved by a majority of the shares voting thereon, the Audit Committee may reconsider its decision to appoint PwC as our Independent Registered Public Accounting Firm. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

BOARD RECOMMENDATION

The Board of Directors recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

Fees Paid

Fees charged for services performed by PwC for fiscal 2019 and 2018 were as follows:

	2019	2018

	(amounts in millions)

Audit fees(1)	$9.1	$9.4
Audit-related fees(2)	0.1	0.1
Tax fees(3)	5.0	5.6
All other fees(4)	—	0.1

	$14.2	$15.2

(1)
Includes fees related to the audit of our financial statements, fees for services provided in connection with statutory and regulatory filings, and fees for attestation services related to our securities offerings and internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)
Primarily reflects fees for services in connection with government grant certifications.

(3)
Primarily reflects fees for services in connection with tax planning, tax consulting, and tax compliance.

(4)
Reflects fees for services not included in the categories above, including services related to other regulatory reporting requirements.

PRE-APPROVAL POLICY

The Audit Committee Charter provides that the Audit Committee will pre-approve all audit and non-audit services provided to us by the independent auditors, except for such de minimis non-audit services for which the pre-approved requirements are waived in accordance with the rules and regulations of the SEC. In fiscal 2019 and 2018, all audit, non-audit, tax services, and all other fees for services provided by PwC were approved by the Audit Committee in advance of services being provided.

56  |  2019 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report has been prepared by members of the Audit Committee of the Board of Directors. The Board of Directors determined that each Audit Committee member qualified as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The Board of Directors also determined that during their period of service on the Audit Committee, each member satisfied the independence requirements of applicable federal laws and the Listing Rules of Nasdaq.

The purpose of the Audit Committee is to assist the Board of Directors in overseeing and monitoring (i) the integrity of our financial statements, (ii) the performance of our internal audit function, (iii) the performance of our Independent Registered Public Accounting Firm, (iv) the qualifications and independence of our Independent Registered Public Accounting Firm, and (v) our compliance with legal and regulatory requirements.

The Audit Committee has reviewed and discussed our audited financial statements with our management, which has primary responsibility for such financial statements. PwC, our Independent Registered Public Accounting Firm for fiscal 2019, has expressed in our Annual Report on Form 10-K its opinion as to the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by the standards of the Public Company Accounting Oversight Board. PwC has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee and PwC also discussed PwC's independence, including the non-audit services PwC provided to us as described above, and concluded that PwC was independent for fiscal 2019.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that they include our audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2019, appointed PwC as our Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2020, and approved and authorized PwC to carry out and perform certain specified non-audit services for us in fiscal 2020.

While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing our consolidated financial statements and for the reporting process in general and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the Independent Registered Public Accounting Firm, and not the Audit Committee, to conduct the audit of our consolidated financial statements and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee Robert L. Bailey Patrick J. Byrne Steven J. Gomo Mary Pat McCarthy

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneticiai Owners and Management

The following table sets forth security beneficial ownership information of our Common Stock as of the Record Date, based on the most current information provided to us by the beneficial owners, available to us from our own records or provided in SEC filings made by the beneficial owners, for (i) persons known by us to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "Summary Compensation Table" set forth herein, and (iv) all directors and executive officers as a group:

Name of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire(2)	Total Beneficial Ownership	Percent of Class(3)

The Vanguard Group, Inc.(4)	87,002,518		87,002,518	7.9%
BlackRock, Inc.(5)	73,600,141		73,600,141	6.6%
PRIMECAP Management Company(6)	57,930,885		57,930,885	5.2%
Robert L. Bailey	107,585		107,585	*
Richard M. Beyer	86,361		86,361	*
Manish Bhatia	203,840		203,840	*
Patrick J. Byrne	103,120		103,120	*
Scott J. DeBoer	168,368		168,368	*
Steven J. Gomo	10,540		10,540	*
Mary Pat McCarthy	10,540		10,540	*
Sanjay Mehrotra(7)	543,312		543,312	*
Sumit Sadana	154,862		154,862	*
Robert E. Switz	56,543		56,543	*
MaryAnn Wright	6,449		6,449	*
David A. Zinsner	118,985		118,985	*
All directors and executive officers as a group (16 persons)	2,022,714	4,282	2,026,996	*
*
Represents less than 1% of shares outstanding

(1)
Includes unvested shares of restricted stock and excludes shares that may be acquired through the exercise of outstanding stock options.

(2)
Represents shares that an individual has a right to acquire within 60 days of the Record Date.

(3)
For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity.

(4)
As of December 31, 2018, The Vanguard Group, Inc. ("Vanguard") had sole voting power as to 1,380,485 shares, sole dispositive power as to 85,398,576 shares, shared voting power as to 253,884 shares, and shared dispositive power as to 1,603,942 shares. This information was taken from Schedule 13G filed on February 11, 2019. Vanguard's business address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
As of December 31, 2018, BlackRock, Inc. had sole voting power as to 63,791,888 shares and sole dispositive power as to 73,600,141 shares. This information was taken from Schedule 13G filed on February 6, 2019. BlackRock's business address is 55 East 52nd Street, New York, NY 10055.

(6)
As of December 31, 2018, PRIMECAP Management Company had sole voting power as to 15,160,124 shares and sole dispositive power as to 57,930,885 shares. This information was taken from Schedule 13G filed on February 8, 2019. PRIMECAP Management Company's business address is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(7)
Includes 73,073 shares held by the Sangeeta Mehrotra Grantor Retained Annuity Trust (Micron).

58  |  2019 Proxy Statement

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on January 16, 2020. The Proxy Statement and Annual Report on Form 10-K are available at www.proxydocs.com/mu.

As permitted by rules recently adopted by the SEC, we are making our proxy material available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

We incorporate by reference in this Proxy Statement the "Equity Plans" note to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2019. The Annual Report on Form 10-K for fiscal 2019 accompanies this Proxy Statement. Copies of the Annual Report on Form 10-K for fiscal 2019 may be obtained by sending a written request to: Micron Technology, Inc., Attn.: Corporate Secretary, P.O. Box 6, MS-1-507, Boise, Idaho 83707-0006. Our Annual Report on Form 10-K also are available in the "Investor Relations" section of our website at www.micron.com.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

We are allowed and intend to deliver only one copy of the Notice regarding the Internet availability of proxy materials or one set of printed proxy materials (i.e., our 2019 Annual Report on Form 10-K and Proxy Statement) to multiple registered shareholders sharing an address who have received prior notice of our intent to deliver only one such notice or set of materials, so long as we have not received contrary instructions from such shareholders. This practice is commonly referred to as "householding." Householding reduces the volume of duplicate information received at your household and our costs of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one copy of the Notice of Internet availability or of this Proxy Statement and 2019 Annual Report on Form 10-K and you decide you want a separate copy of this Proxy Statement and 2019 Annual Report on Form 10-K through the date of the Annual Meeting, we will promptly deliver your separate copy if you contact us at Micron Technology, Inc., Attn.: Corporate Secretary, P.O. Box 6, MS-1-507, Boise, Idaho 83707-0006 or corporatesecretary@micron.com or (208) 368-4000. Additionally, to resume the mailing of individual copies of future annual reports, proxy statements, proxy statements combined with a prospectus, and information statements to a particular shareholder, you may contact EQ Shareholder Services, Attn.: Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0854 and your request will be effective within 30 days after receipt. After the Annual Meeting, you may request householding of these documents by providing EQ Shareholder Services at the address provided directly above with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

Additionally, we have been notified that certain banks, brokers, and other nominees will household our annual reports and proxy statements for shareholders who hold in street names and have consented to householding. In this case, you may request an individual copy of this Proxy Statement and 2019 Annual Report on Form 10-K by contacting your bank, broker, or other nominee.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements made in Executive Summary of the Compensation Discussion and Analysis and the Letter to Shareholders related to growth as a result of advances in data analytics and industry supply growth in fiscal 2019. Actual events or results could differ materially from those contained in the forward-looking statements. Please refer to the documents we file on a consolidated basis from time to time with the Securities and Exchange Commission, specifically our most recent Annual Report on Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results on a consolidated basis to differ materially from those contained in the forward-looking statements (see Risk Factors). The forward-looking statements are based on information available to us as of the date hereof and are based on management's current views and assumptions and should not be relied upon as representing our views as of any subsequent date. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR FISCAL 2020 ANNUAL MEETING

Proposals by our shareholders which are intended to be presented at our fiscal 2020 Annual Meeting of Shareholders, including proposals for director nominees, must be received by us at our principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, no later than August 8, 2020, and must also be in compliance with our Restated Certificate of Incorporation and our Amended and Restated Bylaws and with applicable laws and regulations in order to be included in the Proxy Statement and form of proxy relating to that meeting. Proposals which are received after August 8, 2020, will be untimely and will not be considered at the meeting.

        December 6, 2019

THE BOARD OF DIRECTORS

60  |  2019 Proxy Statement

Micron's Global Footprint

Europe
Bracknell, UK
East Kilbride, UK
Munich, Germany
Arzano, Italy
Avezzano, Italy
Vimercate, Italy
China
Beijing
Shanghai
Shenzhen
Xi'an
South Korea
Seoul
Japan
Hashimoto
Hiroshima
Tokyo
Taiwan
Taichung
Taipei
Taoyuan
Singapore
Singapore
Malaysia
Muar
Penang
India
Bengaluru
Hyderabad
United States
Allen, TX
Austin, TX
Boise, ID
Detroit, MI
Folsom, CA
Lehi, UT
Longmont, CO
Manassas, VA
Meridian, ID
Minneapolis, MN
San Jose, CA

Micron's global footprint map highlights locations that include our manufacturing sites, customer labs and core design or sales offices. Not all Micron locations are represented on this map.

Vision

Transforming how the world uses information to enrich life

Mission

Be a global leader in memory and storage solutions

Values

Customer Focus
We win by knowing our customers.

People
We care about each other.

Collaboration
We work as one team.

Innovation
We develop solutions that shape the world's future.

Tenacity
Nothing shakes our resolve.

More on Micron at micron.com

Sustainability

Micron is committed to sustainable practices and to our global community. To learn more about how we have done business with innovation and integrity for over 40 years, visit micron.com/sustainability.

Diversity, Equity and Inclusion

We believe our best innovation springs from our team members' diverse experiences, perspectives, and backgrounds. To learn more about our how we're building a culture of inclusion, visit micron.com/DEI.

The information at the above websites is not part of or incorporated by reference to the Annual Report or Proxy Statement.

8000 S. Federal Way | P.O. Box 6 | Boise, ID 83707-0006

©2019 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, the Micron symbol and Intelligence Accelerated™ are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Fiscal 2019 Annual Meeting of Shareholders of Micron Technology, Inc. to be held January 16, 2020 for Holders as of November 18, 2019 This Proxy is solicited on behalf of the Board of Directors Fiscal 2019 Annual Meeting of Shareholders of Micron Technology, Inc. Date: Place: Time: Thursday, January 16, 2020 130 Holger Way, San Jose, CA 95134-1376 9:00 AM, Pacific Standard Time TELEPHONE CALL 1-866-586-3108 Please make your marks like this: Use dark black pencil or pen only. INTERNET +-Go To: www.proxypush.com/mu The Board of Directors unanimously recommends that you vote "FOR" proposals 1, 2 and 3.  Cast your vote online.  Use any touch-tone telephone. DIRECTORS RECOMMEND OR  Have your Proxy Card ready.  Follow the simple instructions to record your vote.  Have your Proxy Card ready.  Follow the simple recorded instructions. FOR AGAINST ABSTAIN 1. To elect directors to serve for the ensuing year or until their successors are elected and qualified: 01 Robert L. Bailey 02 Richard M. Beyer 03 Steven J. Gomo 04 Mary Pat McCarthy 05 Sanjay Mehrotra 06 Robert E. Switz 07 MaryAnn Wright MAIL FOR FOR FOR FOR FOR FOR FOR  Mark, sign and date your Proxy Card. OR  Detach your Proxy Card.  Return your Proxy Card in the postage-paid envelope provided. Revocable Proxy - Micron Technology, Inc. The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of the Fiscal 2019 Annual Meeting of Shareholders and Proxy Statement and hereby appoints Sanjay Mehrotra and David A. Zinsner, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Fiscal 2019 Annual Meeting of Shareholders of Micron Technology, Inc., and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth, and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof. 2. To approve a non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement. 3. To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2020 4. To transact such other business as may properly come before the meeting or any adjournment thereof. FOR THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. FOR All votes must be received by 11:59 PM, Eastern Standard Time, January 15, 2020. PROXY TABULATOR FOR MICRON TECHNOLOGY, INC. P.O. BOX 8016 CARY, NC 27512-9903 +-EVENT # CLIENT # Authorized Signatures - This section must be completed for your instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Copyright © 2019 Mediant Communications, Inc. All Rights Reserved Please separate carefully at the perforation and return just this portion in the envelope. X